                                                                    Exhibit 2.01

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

In re:                           ) Case No. 05-41108-399
                                 )
FALCON PRODUCTS, INC., a         ) JOINTLY ADMINISTERED UNDER
Delaware corporation, et al.,    ) CHAPTER 11
                                 )
                                 ) PLAN CONFIRMATION HEARING:
                                   --------------------------
                      Debtors.   )
                                 ) Response Due:     September 26, 2005
                                 ) Hearing Date:     October 6, 2005
                                 ) Hearing Time:     10:00 a.m.
                                 ) Location:         Thomas F. Eagleton
                                 )                   U.S. Courthouse
                                 )                   111 South Tenth Street
                                 )                   Fifth Floor North
                                 )                   St. Louis, MO 63102
                                 )
                                 ) DEBTORS' THIRD AMENDED JOINT
                                 ) CHAPTER 11 PLAN OF REORGANIZATION
                                   (OCTOBER 3, 2005)

                  This Plan of Reorganization is proposed by Falcon Products,
Inc., Epic Furniture Group, Inc.,(1) The Falcon Companies International, Inc.,
Falcon Holdings, Inc., Howe Furniture Corporation, Johnson Industries, Inc.,
Madison Furniture Industries, Inc., Sellers & Josephson, Inc., and Shelby
Williams Industries, Inc., debtors in the above-captioned chapter 11 cases
(collectively, the "Debtors"), and by OCM POF II and Whippoorwill as
co-proponents (collectively, the "Co-Proponents").(2) The Debtors, who filed voluntary petitions under chapter 11 of the Code on January 31, 2005, have continued to operate their businesses in the ordinary course as Debtors in
Possession. On February 3, 2005, the Bankruptcy Court entered an order authorizing the joint administration of the Debtors' chapter 11 cases.

                  This Plan is the Debtors' Third Amended Joint Chapter 11 Plan
of Reorganization (October 3, 2005) (the "Plan"). This Plan provides for the preservation of the Debtors' businesses through a comprehensive reorganization and debt recapitalization. Under this Plan, the Claims of Creditors will be either Reinstated, paid in Cash, either in full or in part, by Cash payments from the Debtors' estates from financing that will become available on the
Effective Date (including proceeds from the Rights Offering), or satisfied through the distribution of net proceeds, if any, of the Audit Committee Report
Retained Rights of Action and the Committee's Avoiding Power Causes of Action on
the terms set forth herein, or through issuance of equity interests in
Reorganized Falcon, and, in the case of Holders of Class 6C Claims and Holders of Interests, such Claims and Interests will be discharged without receiving or retaining any distributions under this Plan.

-----------------------
(1)  With the exception of Epic, all of the Debtors are wholly-owned and are direct or indirect subsidiaries of Falcon. Falcon owns 80% of Epic, and the remaining 20% interest is owned by three individuals who also comprise
     Epic's management team.

(2)  Unless otherwise defined herein, the definitions of the capitalized terms herein are as set forth in Article I.A hereof.

                  The Debtors also have transmitted the Disclosure Statement To
Accompany Debtors' Second Amended Joint Chapter 11 Plan of Reorganization
(August 29, 2005) (the "Disclosure Statement"). The Disclosure Statement was
approved by the Bankruptcy Court. The Disclosure Statement discusses the
Debtors' history, businesses, properties, and results of operations and contains a summary and discussion of this Plan. Holders of Claims and Interests and parties to executory contracts and unexpired leases are encouraged to read the
Disclosure Statement. No solicitation materials, other than the Disclosure
Statement and related materials transmitted therewith and approved for solicitation purposes by the Bankruptcy Court, have been authorized for use in soliciting acceptances or rejections of this Plan. In the event that there are any inconsistencies between this Plan and the description of the Plan set forth in the Disclosure Statement, the terms of this Plan shall control.

                                       I.

                      DEFINITIONS AND RULES OF CONSTRUCTION
                      -------------------------------------

A.       DEFINITIONS.

                  In addition to such other terms as are defined elsewhere in this Plan, the following terms (which appear in this Plan as capitalized terms)
have the following meanings as used in this Plan:

                  "ACCEPTABLE DEPOSITORY" means: (a) Wells Fargo Bank, N.A.; or
(b) such other depository bank as the Reorganized Debtors may select.

                  "ADMINISTRATIVE CLAIM" means an unsecured Claim for any cost or expense of administration of the Cases allowable under section 330, 331,
503(b), or 507(a)(1) of the Code, including, without limitation, any actual and necessary post-petition expenses of preserving the Estates of the Debtors, any actual and necessary post-petition expenses of operating the business of the
Debtors in Possession, all compensation or reimbursement of expenses, to the extent

allowed by the Bankruptcy Court under section 330, 331, or 503 of the Code, and any fees or charges assessed against the Estates of the Debtors under section
1930 of title 28 of the United States Code.

                  "ADMINISTRATIVE CLAIMS BAR DATE" means the last date or dates fixed by this Plan or the Bankruptcy Court for filing proofs or requests for payment of certain Administrative Claims pursuant to Article III.A.1.b of this
Plan, Rule 3003(c)(3) of the Bankruptcy Rules, or any order of the Bankruptcy
Court.

                  "ADMINISTRATIVE TAX CLAIM" means an unsecured Claim held by a governmental unit for taxes (and for interest and penalties related to such taxes), for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the
Effective Date, which is subject to Code sections 503(b)(1)(B) and (C).

                  "ADMINISTRATIVE TRANSACTIONS" means contracts, leases and
other agreements and stipulations entered into by the Debtors in Possession on or after the Petition Date pursuant to Code section 363(c)(1), or pursuant to
Final Order.

                  "AGREED CLASS 6A CLAIM" means an Electing Holder's Class 6A
Claim in an amount (x) agreed to by such Electing Holder and the Debtors or, if the parties cannot agree, then (y) determined by an order of the Bankruptcy
Court pursuant to Article VI.D hereof, which order may be obtained on an expedited basis, and shall not have to be a Final Order.

                  "ALL NOTICES LIST" means the list of Persons who have,
following the Effective Date, Filed a request to be included on the All Notices
List. For a period of 30 days following the service of the Notice of Effective
Date under Article V.E.3, the All Notices List also shall include those Persons who, prior to the Effective Date, had filed and served on Reorganization

Counsel a request for notice pursuant to the Standing Order; thereafter, those
Persons who have not, after the Effective Date, Filed a request that they be continued on the All Notices List shall be deleted from the All Notices List.

                  "ALLOWED CLAIM" means a Claim to the extent that:

                  (a)      Such Claim is an Administrative Claim and: (i) a
                           request for payment or Final Fee Application for such
                           Claim is timely Filed under Article III.A.1.b.i or
                           Article III.A.1.b.ii, whichever is applicable, or is
                           deemed timely Filed by Final Order; and (ii) the
                           Claim is allowed as set forth in Article III.A.1.a;
                           or

                  (b)      Such Claim is an Administrative Tax Claim and: (i) a
                           motion is timely Filed under Article III.A.1.b.iii,
                           or is deemed timely Filed by Final Order; and (ii)
                           the Claim is allowed as set forth in Article
                           III.A.1.a; or

                  (c)      Such Claim is a Priority Tax Claim, or a Claim that
                           if allowed would be a Class 1A through Class 6C
                           Claim, and a proof of such Claim is timely Filed or
                           is deemed timely Filed by Final Order, or under Code
                           section 1111(a); and

                           (i)    neither the Reorganized Debtors nor any other
                                  party in interest with standing Files and
                                  serves on the Holder of such Claim an
                                  objection to the Claim by the applicable
                                  Objection Deadline set forth in Article
                                  VI.A.1, and the Claim is not otherwise a
                                  Disputed Claim; or

                           (ii)   the Claim is allowed (and only to the extent
                                  allowed) by Final Order or agreement between
                                  the Holder of the Claim and: (A) the

                                  Debtors, if such agreement is entered into
                                  before the Effective Date and is approved by
                                  Final Order; or (B) the Reorganized Debtors,
                                  if such agreement is entered into after the
                                  Effective Date, and is authorized by Final
                                  Order or as set forth in Article V.E.2; or

                           (iii)  if the "variance" of the amount of such Claim
                                  as Scheduled by the Debtors and the amount of
                                  such Claim as indicated on a corresponding
                                  proof of Claim is zero or is a negative
                                  number, and the Claim is not listed in the
                                  Schedules as a Disputed Claim, a contingent
                                  Claim, or an unliquidated Claim, then the
                                  Claim will be allowed in the amount set forth
                                  in a timely Filed proof of Claim, or as
                                  Scheduled if no proof of Claim has been Filed;
                                  or

                  (d)      such Claim is deemed to be an Allowed Claim in
                           accordance with this Plan.

                  "ALLOWED _______ CLAIM" means an Allowed Claim of a particular type or Class.

                  "AMENDED TERM A LOAN AGREEMENT" means the modified loan
agreement, in a form acceptable to the Term A Loan Agent in its sole and absolute discretion, that the Term A Secured Lenders shall enter into with the
Reorganized Debtors on the Effective Date, for the $70 million obligation, less any payment of Excess Plan Funding Proceeds, if any, that shall be due and owing to the Term A Secured Lenders.

                  "AMENDMENT NO. 1" means Amendment No. 1 to the Fleet
Revolver/Term Loan A Agreement, dated as of January 19, 2005.

                  "AUDIT COMMITTEE REPORT RETAINED RIGHTS OF ACTION" refers to all of the retained rights, claims, rights of action, causes of action, defenses, and counterclaims accruing to the Debtors or their Estates on the basis of, relating to, or arising from the information, conclusions, and recommendations set forth in the "Audit Committee Report" dated June 20, 2005, which Audit Committee Report was prepared by Bryan Cave LLP, for an independent audit committee of the Debtors' Board of Directors which commenced an investigation in October 2004 into certain accounting matters that were raised by the Debtors' previous external auditors.

                  "AUDIT COMMITTEE REPORT RETAINED RIGHTS OF ACTION LITIGATION
PROCEEDS" means the net proceeds, if any, that the Reorganized Debtors shall collect from prosecuting the Audit Committee Report Retained Rights of Action,
which net proceeds shall be deposited into a segregated escrow account maintained by the Reorganized Debtors until such net proceeds are disbursed Pro
Rata to Holders of Allowed Class 6A Claims, as described in Article III.B.7 hereof.

                  "AVOIDING POWER CAUSES OF ACTION" refers to any and all
avoiding powers arising under Code sections 502(d), 506, 544, 545, 547, 548,
549, 550, 553, and 558, all Claims against any Person, and all defenses to
Claims.

                  "BACKSTOP AGREEMENT" means the formal backstop commitment to be executed by and among the Debtors and the Backstop Parties, pursuant to which
(x) subject to the satisfaction of all conditions precedent set forth in the
Backstop Agreement, the Backstop Parties shall have irrevocably committed to purchase, at the Subscription Purchase Price, all Rights Offering Shares that were not subscribed for in the Rights Offering by Eligible Class 6A Claimholders
and (y) the Debtors shall have agreed to pay the Backstop Parties on the
Effective

Date a Cash fee equal to 2% of the Rights Offering Amount, which shall be Filed at least five days prior to the hearing on the Disclosure Statement.

                  "BACKSTOP PARTIES" refers to OCM POF III, OCM POF IIIA, and
Whippoorwill.

                  "BALLOT" means the ballot used to: (1) vote to accept or
reject this Plan; and (2) for Class 6A Claim Holders who are not Noteholders, to
select whether or not to opt out of assigning to the Creditor Trust their
Individual Creditor Claims.

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Eastern District of Missouri (Eastern Division), or, if such court ceases to exercise jurisdiction over the Cases, such court or adjunct thereof that exercises jurisdiction over the Cases in lieu of the United States
Bankruptcy Court for the Eastern District of Missouri (Eastern Division).

                  "BANKRUPTCY RULES" means, collectively, the: (a) Federal Rules of Bankruptcy Procedure; and (b) the Local Rules of the Bankruptcy Court, as
applicable from time to time in the Cases.

                  "BENEFICIAL OWNERSHIP", and all expressions and terms
correlative and analogous thereto, have the meaning ascribed thereto in Rule
13d-3 of the Exchange Act.

                  "BNY" refers to the Bank of New York, which is the Indenture
Trustee for the Noteholders.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or "legal holiday" as defined in Bankruptcy Rule 9006(a).

                  "CASES" means the 9 cases under chapter 11 of the Code
commenced by the Debtors on the Petition Date.

                  "CASH" means cash or cash equivalents.

                  "CLAIM" has the meaning in Code section 101(5) and, except as otherwise provided in the context, means a Claim against the Debtors or the
Estates.

                  "CLAIMS BAR DATE" means the deadlines for filing a proof of
Claim as set forth in the "Order Granting Debtors' Motion For Order Establishing
Procedures And Deadlines For Filing Proofs Of Claims By All Creditors,
Establishing Enforcement Mechanisms For Failure To Comply Therewith, And
Approving Form And Scope Of Notice Thereof", entered by the Bankruptcy Court on
March 10, 2005.

                  "CLASS" means one of the classes of Claims or Interests
established under Article II pursuant to Code section 1122.

                  "CLASS 6A SHARE" means an amount equal to a fraction, the
numerator of which is the amount of such Eligible Class 6A Claimholder's Agreed
Class 6A Claim and the denominator of which is $135 million.

                  "CLOSING" or "CLOSED" or "CLOSE" means the date by which the transactions described in Articles V.D.1 and under any necessary Plan Document are completed.

                  "CODE" means the Bankruptcy Reform Act of 1978 as codified in title 11 of the United States Code, as in effect on the date hereof.

                  "COMMITTEE" means the Official Unsecured Creditors' Committee appointed by the U.S. Trustee in the Cases, as reconstituted from time to time by the U.S. Trustee.

                  "COMMITTEE'S ADVERSARY PROCEEDING" refers to the adversary proceeding styled Official Committee of Unsecured Creditors v. DDJ Capital
Management, LLC et. al., pending as Adversary Case No. 05-04144, which the
Committee commenced on June 2, 2005 against the Term A Secured Lenders and Term
B Secured Lenders.

                  "COMMITTEE'S AVOIDING POWER CAUSES OF ACTION" means the
Committee's Fraudulent Transfer Actions and the Committee's Preference Actions.

                  "COMMITTEE'S AVOIDING POWER CAUSES OF ACTION LITIGATION
PROCEEDS" means the net proceeds, if any, that the Creditor Trust shall collect from prosecuting the Committee's Avoiding Power Causes of Action, in accordance the Joint Prosecution and Cooperation Agreement, until such net proceeds are disbursed to the Creditor Trust Beneficiaries, as described in Article III.B.7 hereof.

                  "COMMITTEE'S FRAUDULENT TRANSFER ACTIONS" refers specifically to those Avoiding Power Causes of Action initially arising under Code sections
548 and 550, and to actions that may be brought under Code section 544 by asserting the rights of individual Creditors, under applicable state laws, in order to recover constructively or intentionally fraudulent transfers made by the Debtors, but excluding any such actions that may exist or may be brought against Oaktree, OCM POF II, OCM POF III, OCM POF IIIA, Whippoorwill,
Whippoorwill Associates, Inc., the Term A Secured Lenders, the Term B Secured
Lenders, any past or present agent under the Term A Loan Agreement, any past or present agent under the Term B Loan Agreement, any past Term A Secured Lenders, any past lenders under the Term B Loan Agreement, or any of such entities'
respective affiliates, agents or representatives.

                  "COMMITTEE'S FRAUDULENT TRANSFER ACTIONS LITIGATION PROCEEDS"
means the net proceeds, if any, that the Creditor Trust shall collect from prosecuting the Committee's Fraudulent Transfer Actions which net proceeds shall be deposited into a segregated escrow account maintained by the Creditor Trust until such proceeds are disbursed to the Creditor Trust Beneficiaries, as described in Article III.B.7 hereof.

                                       10

                  "COMMITTEE'S PREFERENCE ACTIONS" refers specifically to those
Avoiding Power Causes of Action arising under Code section 547 and 550 excluding any such actions that may exist or may be brought against Oaktree, OCM POF II,
OCM POF III, OCM POF IIIA, Whippoorwill, Whippoorwill Associates, Inc., the Term
A Secured Lenders, the Term B Secured Lenders, any past or present agent under the Term A Loan Agreement, any past or present agent under the Term B Loan
Agreement, any past Term A Secured Lenders, any past lenders under the Term B
Loan Agreement, or any of such entities' respective affiliates, agents or representatives.

                  "COMMITTEE'S PREFERENCE ACTIONS LITIGATION PROCEEDS" means the net proceeds, if any, that the Creditor Trust shall collect from prosecuting the
Committee's Preference Actions, which net proceeds shall be disbursed to the
Creditor Trust Beneficiaries, as described in Article III.B.7 hereof.

                  "CONFIRMATION" means the date of entry of the Confirmation
Order.

                  "CONFIRMATION DATE" means the date on which Confirmation
occurs.

                  "CONFIRMATION HEARING" means the hearing held pursuant to
Bankruptcy Rule 3020(b)(2) at which the Bankruptcy Court considers confirmation of this Plan, as may be adjourned from time to time.

                  "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming this Plan under Code section 1129.

                  "CRAMDOWN PLAN" means this Plan if confirmed by the Bankruptcy
Court pursuant to Code section 1129(b).

                  "CREDITOR" has the meaning in Code section 101(10).

                                       11

                  "CREDITOR TRUST" means the trust to be formed under the Plan pursuant to the Creditor Trust Agreement for the benefit of the Holders of
Allowed Claims in Class 6A, subject to the limitations on OCM POF II's and
Whippoorwill's right to participate in the Creditor Trust's proceeds, which limitations are set forth in Article III.B.7 hereof.

                  "CREDITOR TRUST AGREEMENT" means the Trust Agreement which establishes the Creditor Trust.

                  "CREDITOR TRUST ASSETS" means those assets to be transferred or issued to the Creditor Trust consisting of the following, which, upon deposit into the Creditor Trust, shall be free and clear of any lien that might otherwise have existed in favor of any Person: (a) the Creditor Trust Litigation
Fund; (b) the Committee's Avoiding Power Causes of Action; and (c) the
Individual Creditor Clams which are assigned by such Creditors to the Creditor
Trust.

                  "CREDITOR TRUST BENEFICIARIES" means the beneficiaries of the
Creditor Trust, and include Holders of Allowed Claims in Class 6A, subject to the limitations on OCM POF II's and Whippoorwill's right to participate in the
Creditor Trust's proceeds, which limitations are set forth in Article III.B.7 hereof.

                  "CREDITOR TRUST LITIGATION FUND" means that $200,000 in Cash which the Reorganized Debtors will loan to the Creditor Trust on the Effective
Date for the sole purpose of prosecuting the Committee's Avoiding Power Causes of Action, which will thereafter be supplemented by the Committee's Fraudulent
Transfer Actions Litigation Proceeds and the Committee's Preference Actions
Litigation Proceeds, if any.

                  "DALTON" refers to Dalton Investments, LLC, and the funds and accounts managed by Dalton.

                                       12

                  "DDJ" refers to DDJ Capital Management, LLC.

                  "DEBTORS" means the following entities in existence on the
Petition Date:

     ----------------------------------------------------------- --------------------------------------------------
     Falcon Products, Inc., a Delaware corporation               Howe Furniture Corporation, a New York
     ("Falcon"); Case No. 05-41108-399                           corporation ("Howe");
                                                                 Case No. 05-41123-399
     ----------------------------------------------------------- --------------------------------------------------
     Epic Furniture Group, Inc., a Delaware corporation          Shelby Williams Industries, Inc., a Delaware
     ("Epic");                                                   corporation
     Case No.  05-41128-399                                      ("Shelby Williams");
                                                                 Case No. 05-41126-399
     ----------------------------------------------------------- --------------------------------------------------
     Sellers & Josephson, Inc., a New Jersey corporation         Madison Furniture Industries, Inc., a
     ("S&J");                                                    Mississippi corporation;
     Case No.  05-41119-399                                      ("Madison Furniture");
                                                                 Case No. 05-41127-399
     ----------------------------------------------------------- --------------------------------------------------
     Falcon Holdings, Inc., a Missouri corporation ("Falcon      Johnson Industries, Inc., an Illinois
     Holdings");                                                 corporation ("Johnson Industries"); Case No.
     Case No.  05-41124-399                                      05-41121-399
     ----------------------------------------------------------- --------------------------------------------------
     The Falcon Companies
     International, Inc., a Missouri corporation;
     ("Falcon Companies International");
     Case No. 05-41122-399
     ----------------------------------------------------------- --------------------------------------------------

                  "DEBTORS IN POSSESSION" means the Debtors when acting in their capacity as debtors in possession prior to the Effective Date.

                  "DIP AGENT" means DDJ, in its capacity as administrative agent and collateral agent for the DIP Lenders under the DIP Facility Agreement and the documents ancillary thereto.

                  "DIP FACILITY" means the debtor in possession secured
financing facility provided to the Debtors by the DIP Lenders pursuant to the
DIP Facility Agreement and agreements related thereto as authorized by the
Bankruptcy Court in accordance with the terms and conditions set forth in the
DIP Financing Order.

                                       13

                  "DIP FACILITY AGREEMENT" refers to that certain "Post Petition
Credit Agreement" dated as of February 4, 2005, among the Debtors in Possession, the DIP Agent and the DIP Lenders, as same may be amended, modified, or supplemented from time to time.

                  "DIP FACILITY CLAIMS" means all superpriority administrative claims of the DIP Agent and the DIP Lenders arising under or pursuant to the DIP
Facility, which Claims shall be deemed to be Allowed Claims.

                  "DIP FINANCING ORDER" means that certain "Final Order Pursuant to Sections 361, 363 and 364 of the Bankruptcy Code and Rule 3001 of the Federal
Rules of Bankruptcy Procedure (i) Authorizing Debtors to Obtain Post-Petition
Financing, Granting Senior Liens and Priority Administrative Expense Status,
Modifying the Automatic Stay, Authorizing Debtors to Enter into Agreements with
DDJ Capital Management LLC, as Agent for Itself and Certain Other Lenders, (ii)
Authorizing Debtors to Pay in Full Certain Secured Claims of Fleet Capital
Corporation, as Agent for Itself and Certain Other Lenders and (iii) Authorizing
Use of Cash Collateral and Grant of Adequate Protection," dated February 28,
2005.
                  "DIP LENDERS" means the lenders from time to time party to the
DIP Facility Agreement.

                  "DISBURSING AGENT" means the Reorganized Debtors for purposes of distributions to be made to Holders of Allowed Claims under the Plan, other than distributions of the Committee's Avoiding Power Causes of Action Litigation
Proceeds. The Trustee of the Creditor Trust shall serve as the Disbursing Agent for distributions of the Committee's Avoiding Power Causes of Action Litigation
Proceeds in accordance with Article III.B.7 hereof.

                  "DISCLOSURE STATEMENT" means the "Disclosure Statement To
Accompany Debtors' Second Amended Joint Chapter 11 Plan Of Reorganization
(August 29, 2005)",

                                       14

including all exhibits thereto, as such Disclosure Statement may be amended, modified, or superseded, and that is approved pursuant to Code section 1125.

                  "DISPUTED CLAIM" means any Claim that is not an Allowed Claim or is otherwise disputed.

                  "EFFECTIVE DATE" means the Business Day on which this Plan becomes effective pursuant to Article VII.B of this Plan; provided, however, that if any stay or injunction against enforcement or execution of the
Confirmation Order is issued prior to the date that would otherwise be the
Effective Date, the Effective Date shall be the first Business Day after all such stays or injunctions are no longer in effect.

                  "EFFECTIVE DATE INDEBTEDNESS" means the total outstanding
indebtedness of the Reorganized Debtors on the Effective Date, including the
Post-Confirmation Term B Secured Loan, taking account of estimates of drawdowns under the Exit Facility on or following the Effective Date to pay fees and expenses of the Debtors incurred prior to the Effective Date in connection with this Plan and the Disclosure Statement, the reorganization and recapitalization contemplated pursuant to this Plan and the Disclosure Statement, and the application of the Rights Offering proceeds and the Post-Confirmation Term B
Secured Loan proceeds.

                  "EFFECTIVE DATE SHARES OUTSTANDING" means the 2000 shares of
New Common Stock which shall be issued and outstanding on the Effective Date after giving effect to the distributions of New Common Stock pursuant to this
Plan and the Rights Offering, which shares shall be subject to dilution by the
Management Incentive Plan.

                  "ELECTING HOLDER" means each Eligible Class 6A Claimholder who delivers to the Debtors a completed and executed Subscription Rights Election
Form and duly executed

                                       15

Shareholders' Agreement, along with five stock powers executed in blank in the form of Exhibit "A" to the Shareholders' Agreement, by the Voting Deadline.

                  "ELIGIBLE CLASS 6A CLAIMHOLDER" means each Person that is a
Class 6A Claim Holder as of the Subscription Rights Record Date that is an
"accredited investor" (as such term is defined in Regulation D under the
Securities Act) on the date the Subscription Rights Election Form is executed by such Class 6A Claim Holder, and on the Effective Date.

                  "EPIC INTEREST" means an equity security of Epic, as defined in Code section 101(16).

                  "ESTATES" means the Estates created in the Cases on the
Petition Date pursuant to Code section 541.

                  "ESTIMATED AMOUNT" means, with respect to any Claim that the
Debtors dispute, or is unliquidated or contingent, the amount of such Claim as estimated under Article VI.D.

                  "EXCESS PLAN FUNDING PROCEEDS" means, as of the Effective
Date, the excess, if any, of: without duplication, the sum of (i) proceeds from the Rights Offering, plus (ii) proceeds from the Post-Confirmation Term B
Secured Loan, plus (iii) availability under the Exit Facility (after taking into consideration any draws and the issuance of any letters of credit thereunder), plus (iv) unrestricted Cash balances previously securing letters of credit or insurance obligations, minus (v) amounts required to pay in full all DIP
Facility Claims, minus (vi) transaction fees relating to the Debtors' Cases, including any outstanding professional fees, minus (vii) amounts payable under this Plan, including, but not limited to, any priority Claim amounts, cure amounts to be paid upon assumption of certain executory contacts being assumed pursuant to this Plan, and default interest, minus (viii) insurance premiums for tail coverage, over $20.5 million.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                                       16

                  "EXIT FACILITY" means a new revolving credit facility of the
Reorganized Debtors in the amount of $30 million (the availability of which will be subject to a formula to be included in the Exit Facility agreement), which will take effect on the Effective Date that will include the terms and conditions set forth in Article V.C.1 and be used to, among other things, for general corporate purposes, which document shall be Filed at least five days prior to the Confirmation Hearing.

                  "FALCON INTEREST" means an equity security of Falcon, as
defined in Code section 101(16).

                  "FILED", "FILES", OR "FILING" means properly filed with the
Bankruptcy Court in the Cases, as reflected on the official docket of the
Bankruptcy Court, and served on the Debtors, the Committee, and the parties entitled to notice as described in the Standing Order or the All Notices List, whichever is applicable.

                  "FINAL FEE APPLICATION" has the meaning set forth in Article
III.A.1.b.ii.

                  "FINAL ORDER" means an order or judgment of the Bankruptcy
Court, as entered on its docket, which has not been reversed, stayed, modified, or amended, that is in full force and effect, and as to which: (a) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely Filed; or (b) any appeal that has been or may be taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court (or any other tribunal having appellate jurisdiction over the order or judgment) to which the order or judgment was appealed or from which certiorari was sought.

                  "FLEET" refers to Fleet Capital Corporation, the prepetition agent for the Term A Secured Lenders, the Term Component Loan Lenders, and the
Debtors' prepetition revolving loan lender.

                                       17

                  "FLEET REVOLVER/TERM A LOAN AGREEMENT" refers to the "Second
Amended and Restated Loan and Security Agreement," which agreement was entered into by and between Falcon, Shelby Williams, Epic, and S&J, as borrowers, and the other Debtors, as guarantors, on the one hand, and Fleet individually and in its capacity as agent for the Term Component Loan Lenders, and Term A Secured
Lenders, on the other hand, as such agreement has been amended and restated from time to time, including by Amendment No. 1, and as amended or supplemented by the Fleet Stipulated Cash Collateral Order and the DIP Financing Order. The
Fleet Revolver/Term A Loan Agreement provided for an up to $95 million total credit facility, consisting of a: (i) $25 million revolving credit facility with
Fleet; (ii) $3 million non-amortizing term component loan with the Term
Component Loan Lenders; and (iii) $70 million non-amortizing term loan with the
Term A Secured Lenders.

                  "FLEET STIPULATED CASH COLLATERAL ORDER" refers to the
"Stipulated Final Order Authorizing Debtors to: (A) Use Cash Collateral; (B)
Grant Certain Liens And Provide Security And Other Relief To Fleet Capital
Corporation, As Agent; And (C) Grant Relief From The Automatic Stay", dated
March 1, 2005.

                  "FLEET REVOLVER CLAIMS" means the prepetition and postpetition
Claims of Fleet arising under the Fleet Revolver/Term A Loan Agreement.

                  "GENERAL UNSECURED CLAIM" means any Claim against any Debtor that is not an Administrative Claim, Administrative Tax Claim, Other Priority
Claim, Priority Tax Claim, or Secured Claim.

                  "HOLDER" means a person or entity which holds a Claim or
Interest, and, with respect to the Notes, means the Beneficial Owner or any authorized signatory who has completed

                                       18

and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

                  "INDIVIDUAL CREDITOR CLAIMS" refers to any and all causes of action, if any, held individually by Class 6A Claim Holders arising in connection with the overstatement of revenues, overstatement of inventory value, and other misconduct outlined in the Audit Committee Report, including deepening insolvency, to the extent such Creditors have standing to bring such actions.

                  "INSURANCE-COVERED CLAIM" means any Claim against any Debtor that is a General Unsecured Claim, to the extent such Claim is covered by the
Insurance Policies.

                  "INSURANCE POLICIES" means the insurance policies of the
Debtors that were in effect on or before the Petition Date.

                  "INTEREST" means an equity security of the Debtors, as defined in Code section 101(16).

                  "JOINT PROSECUTION AND COOPERATION AGREEMENT" refers to an agreement whereby: (a) the Creditor Trust and the Reorganized Debtors will agree to coordinate, cooperate, and communicate with each other regarding the
Reorganized Debtors' prosecution of objections to Claims, on the one hand, and the Creditor Trusts' prosecution of the Committee's Avoiding Power Causes of
Action, on the other hand; and (b) in pursuing any Individual Creditor Claims, the Creditor Trust will cooperate and communicate with the Reorganized Debtors, the Term A Loan Agent, Oaktree, and Whippoorwill in connection with any similar or related actions that the Reorganized Debtors, the Term A Loan Agent, Oaktree,
Whippoorwill and their affiliates may bring. For the avoidance of doubt, the
Reorganized Debtors shall not have any right or entitlement under the Joint
Prosecution and Cooperation Agreement to influence or compromise

                                       19

the Creditor Trust's unfettered right to commence, prosecute, defend against, recover on account of, or settle any of the Committee' Avoiding Power Causes of
Action.

                  "JUNIOR CONVERTIBLE DEBENTURES" means the outstanding 12%
Junior Subordinated Convertible Debentures due 2010.

                  "JUNIOR CONVERTIBLE DEBENTURE HOLDERS" means the Holders of the Junior Convertible Debentures.

                  "MANAGEMENT INCENTIVE PLAN" has the meaning set forth in
Article V.D.3.

                  "MASTER BALLOTS" means the Ballots accompanying the Disclosure
Statement, distributed to Nominees or Holders of record of the Notes to record the votes, if any, of the Beneficial Holders of the Notes in accordance with the
Voting Instructions.

                  "NEW COMMON STOCK" means the newly issued common stock of
Reorganized Falcon, having a par value of $.01 per share.

                  "NOMINEE" means a person, partnership, broker, dealer,
commercial bank, trust company, clearing agency or organization, savings and loan custodian, trustee, receiver or other organization in whose name a security is registered, and who is thereby the record Holder of such security, although another party is the Beneficial Owner of such security.

                  "NOTEHOLDERS" refers to the Holders of the Notes.

                  "NOTEHOLDER CLAIMS" means the Claims of the Noteholders.

                  "NOTES" refers to the $100 million of unsecured 11 3/8% Series
B Senior Subordinated Notes due 2009, which Falcon issued on June 17,1999, pursuant to the Notes Indenture.

                  "NOTES INDENTURE" means the Indenture, dated as of June 17,
1999, and supplemented on June 8, 1999 and May 30, 2003, with Falcon, as issuer, and Falcon Holdings,

                                       20

Howe, Johnson Industries, and SY Acquisition, Inc., Shelby Williams, S&J,
Madison Furniture, Epic, and the Falcon Companies International, as guarantors, pursuant to which the unsecured 11 3/8% Series B Senior Subordinated Notes due
2009 were issued.

                  "NOTICE OF EFFECTIVE DATE" means the notice to be mailed by the Reorganized Debtors to the Persons on the All Notices List and all known
Holders of Claims and Interests pursuant to Article VII.B notifying them of: (a)
the entry of the Confirmation Order; (b) the occurrence of the Effective Date;
(c) the treatment of executory contracts and unexpired leases as provided under this Plan, and the bar dates for Claims relating to executory contracts and unexpired leases; (d) the Administrative Claims Bar Date; (e) the bar date for
Administrative Tax Claims under Subarticle III.A.1.b.iii; (f) the deadline for
Final Fee Applications under Subarticle III.A.1.b.ii; (g) the name and address of the Reorganized Debtors; and (h) the procedures for inclusion on the All
Notices List; and (i) and any other material events, deadlines, or procedures relating to the implementation of this Plan.

                  "OAKTREE" means Oaktree Capital Management, LLC.

                  "OBJECTION DEADLINE" means the dates established for objecting to Claims under Article VI.C.

                  "OCM POF II" means OCM Principal Opportunities Fund II, L.P.

                  "OCM POF III" means OCM Principal Opportunities Fund III, L.P.

                  "OCM POF IIIA" means OCM Principal Opportunities Fund IIIA,
L.P.

                  "OLD FALCON COMMON STOCK" means common stock, $0.01 par value, of Falcon issued and outstanding immediately before the Effective Date.

                  "OTHER PRIORITY CLAIM" means a Claim entitled to priority
under Code sections 507(a)(3),(4),(5), and/or (6).

                                       21

                  "OTHER SECURED CLAIMS" means all Secured Claims against the
Debtors, including Secured Tax Claims, but does not include Claims held by Fleet or any of the Term Component Loan Lenders, the Term A Secured Lenders, or the
Term B Secured Lenders. Each of the Other Secured Claims that is an Allowed
Other Secured Claim shall be considered in its own Class and be subject to treatment as set forth in Article III.B.5

                  "PERSON" has the meaning set forth in section 101(41) of the
Code, and herein means any individual, corporation, partnership, but does not include a governmental unit, except under certain circumstances as set forth in section 101(41) of the Code.

                  "PETITION DATE" means January 31, 2005.

                  "PLAN" means this Plan of Reorganization, either in its
present form or as it may be modified from time to time.

                  "PLAN DOCUMENTS" means those documents necessary to effectuate the Confirmed Plan, including, but not limited to, the Amended Term A Loan
Agreement discussed in Article III.B.3, the Class 6B Election Form discussed in
Article III.B.8, the Exit Facility discussed in Article V.C.1, the
Post-Confirmation Term B Secured Loan Agreement discussed in Article V.C.2, the
Backstop Agreement and the Shareholders' Agreement discussed Article V.C.4, the
Management Incentive Plan discussed in Article V.D.3, the Subscription Rights
Election Form, the Creditor Trust Agreement discussed in Article V.B.2, and any related documents.

                  "POST-CONFIRMATION TERM B SECURED LENDERS" means OCM POF II,
OCM POF III, OCM POF IIIA, Whippoorwill and Dalton.

                  "POST-EFFECTIVE DATE CLAIMS" means: (a) the actual and
necessary costs and expenses, including wages, salaries, fees, and payroll-related taxes, incurred by the Reorganized

                                       22

Debtors on or after the Effective Date to administer the Estates; (b) any sales taxes, personal property taxes, real property taxes, or other taxes for which the Estates are responsible under this Plan and which accrued on or after the
Effective Date; and (c) all fees under 28 U.S.C. ss. 1930(a)(6) which accrue during and after the calendar quarter in which the Effective Date occurs that are payable pursuant to Article IX.A.

                  "POST-CONFIRMATION TERM B SECURED LOAN" means the $20 million secured loan that the Reorganized Debtors shall receive from the
Post-Confirmation Term B Secured Lenders on the Effective Date.

                  "PRE-PETITION WARRANTS" means all warrants, options,
derivative securities, or any other contract rights to purchase or acquire Old
Falcon Common Stock at any time.

                  "PRIORITY TAX CLAIM" means a Claim entitled to priority under
Code section 507(a)(8).

                  "PROFESSIONAL PERSON" means: (a) a Person retained or to be compensated pursuant to Code sections 327, 328, 330, 331, 503(b)(2), and/or
1103; or (b) an accountant, attorney, appraiser, or other professional employed by the Reorganized Debtors on or after the Effective Date.

                  "PRO RATA" means proportionate, so that, for example, the
ratio of the consideration distributed on account of an Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the consideration distributed on account of all Allowed Claims in such Class to the amount of all
Allowed Claims in that Class.

                  "REINSTATED" means that, at the option of the Debtors, (i) the legal, equitable, and contractual rights to which a Holder of a Claim or
Interest is entitled shall be left unaltered, so that such Claim or Interest shall be left unimpaired in accordance with section 1124 of the Code,

                                       23

or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default: (a) any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Code, shall be cured and, in connection with such cure, past due interest shall be paid at the non-default contract rate; (b) the maturity of such Claim or Interest such be reinstated as such maturity existed before such default; (c) the Holder of such
Claim or Interest shall be compensated for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) and the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder of such Claim or Interest shall not otherwise be altered.

                  "REORGANIZATION COUNSEL" means Stutman, Treister & Glatt
Professional Corporation or its successors.

                  "REORGANIZED DEBTORS" means the Debtors, or any successors thereto by merger, consolidation, acquisition, or otherwise, on and after the
Effective Date, including all of the Debtors' non-debtor subsidiaries, and excluding Epic, which will be merged into Reorganized Falcon under this Plan.

                  "REORGANIZED FALCON" means Falcon, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date, and Epic, which will be merged into Reorganized Falcon under this Plan.

                  "RESERVED RIGHTS OF ACTION" refers to and includes any and all rights, claims, rights of action, causes of action, defenses, and counterclaims accruing to the Debtors or their Estates, including, but not limited to, the
Avoiding Power Causes of Action and the Audit

                                       24

Committee Report Retained Rights of Action, but excluding the Committee's
Avoiding Power Causes of Action.

                  "RIGHTS OFFERING" has the meaning set forth in Article V.C.4.

                  "RIGHTS OFFERING AMOUNT" means the aggregate consideration for the Rights Offering, which will be equal to $30.0 million.

                  "RIGHTS OFFERING ENTERPRISE VALUE" means, for the purposes of the Rights Offering only, the value of the Reorganized Debtors on the Effective
Date, which has been fixed at $145 million.

                  "RIGHTS OFFERING EQUITY VALUE" means (x) the Rights Offering
Enterprise Value minus (y) the Effective Date Indebtedness plus (z) Cash on the
Effective Date after giving effect to the transactions contemplated under this
Plan.

                  "RIGHTS OFFERING FUNDING DATE" means the proposed date on
which the Electing Holders shall be required to pay to the Debtors the purchase price for the Rights Offering Shares, which shall be not less than three
Business Days prior to the proposed Effective Date.

                  "RIGHTS OFFERING SHARES" means the total number of shares of
New Common Stock to be issued pursuant to the Rights Offering, which shall be equal to (x) the Rights Offering Amount divided by (y) the Subscription Purchase
Price, which shares shall be subject to dilution by the Management Incentive
Plan.
                  "SCHEDULED" means set forth on the Schedules.

                  "SCHEDULES" means the Schedules of Assets and Liabilities
filed by the Debtors on March 7, 2005, as the same have been or may be amended from time to time before the Effective Date.

                                       25

                  "SECURED CLAIM" means any Claim, including interest, fees, costs, and charges to the extent allowable pursuant to Code section 506(b) and this Plan, that is secured by a valid and unavoidable lien on property in which the Estates have an interest, or that is subject to recoupment or setoff under
Code section 553, to the extent of the value of the claimholder's interest in the Estates' interest in such property, or to the extent of the amount subject to recoupment or setoff, as applicable, as determined under Code sections 506,
553, and/or 1129(b)(2)(A)(i)(II), as applicable.

                  "SECURED TAX CLAIM" means any Claim of a governmental unit for taxes which, by operation of applicable non-bankruptcy law, is a Secured Claim.

                  "SECURITIES ACT" refers to the Securities Act of 1933, as
amended.

                  "SHAREHOLDERS' AGREEMENT" means the agreement that all those entitled to receive shares of New Common Stock under this Plan, and all purchasers of New Common Stock pursuant to the Rights Offering shall be required to execute prior to receiving their shares. A copy of the Shareholders'
Agreement shall be Filed with the Court at least five days prior to the hearing on the Disclosure Statement.

                  "STANDING ORDER" means the "Standing Order #1 Establishing
Notice And Motion Procedures" entered in the Cases on February 4, 2005.

                  "SUBSCRIPTION PURCHASE PRICE" means the price per share of New
Common Stock to be purchased in the Rights Offering which shall be equal to (x)
the Rights Offering Equity Value divided by (y) the Effective Date Shares
Outstanding.

                  "SUBSCRIPTION RIGHTS ELECTION FORM" means the form used to elect participation in the Rights Offering, which shall be Filed at least five days prior to the hearing on the Disclosure Statement.

                                       26

                  "SUBSCRIPTION RIGHTS RECORD DATE" means the date upon which persons in Class 6A must have Claims to be eligible to participate in the Rights
Offering, which date shall be the date on which the order approving the
Disclosure Statement is entered on the Bankruptcy Court's docket.

                  "SUBSCRIPTION SHARE" of any Electing Holder means a number of
Rights Offering Shares equal to the product of (x) such Electing Holder's Class
6A Share and (y) the Rights Offering Shares; provided, however, that if the number of Rights Offering Shares constituting such Subscription Share is (A)
less than one Rights Offering Share, such Subscription Share shall be rounded down to zero, and (B) at least one Rights Offering Share, such Subscription
Share shall be rounded up or down to the nearest whole share (with any fraction equal to or greater than one half being rounded up); provided, further, that if such number Rights Offering Shares shall have been rounded up to the nearest whole share and such Electing Holder shall have failed to fund its Additional
Purchase Price (defined in Article V.C.4 below) as and when required in accordance with the terms of this Plan, such number of Rights Offering Shares shall be rounded down to the nearest whole share.

                  "TERM A LOAN" refers to the $70 million non-amortizing term loan that the Debtors obtained pursuant to the Term A Loan Agreement.

                  "TERM A LOAN AGREEMENT" refers to that portion of the Fleet
Revolver/Term A Loan Agreement pursuant to which the Debtors obtained the $70 million non-amortizing Term A Loan from the Term A Secured Lenders.

                  "TERM A LOAN AGENT" means DDJ, in its capacity as successor agent under the Term A Loan Agreement.

                                       27

                  "TERM A SECURED LENDERS" refers to the lenders under the Term
A Loan Agreement.

                  "TERM A SECURED LENDERS' CLAIMS" means the prepetition and postpetition Claims of the Term A Secured Lenders for principal and interest arising under the Term A Loan Agreement, which Claims shall be deemed Allowed
Claims in the aggregate amount of $70 million, plus default interest in the amount of 1% from November 15, 2004 to the Effective Date, plus contract interest and other charges provided for under the Term A Loan Agreement from the
Petition Date to the Effective Date, less payments made thereon after the
Petition Date.

                  "TERM B LOAN AGREEMENT" refers to the "Loan and Securities
Purchase Agreement," dated October 6, 2004, as amended and restated from time to time, between Falcon, Shelby Williams, Epic, and S&J, as borrowers, and the other Debtors, as guarantors, on the one hand, and the Term B Secured Lenders, on the other hand, pursuant to which the Debtors issued $45.7 million in Senior
Secured Notes due 2007.

                  "TERM B SECURED LENDERS" refers to OCM POF II, Whippoorwill and Dalton, as successors to the original prepetition lenders under the Term B
Loan Agreement.

                  "TERM B SECURED LENDERS' CLAIMS" means the prepetition and postpetition Claims of the Term B Secured Lenders arising under the Term B Loan
Agreement, which Claims shall be deemed Allowed Claims in the aggregate amount of $45.7 million.

                  "TERM B SECURED LENDERS' SHARES" means the total number of shares of New Common Stock to be issued to the Term B Secured Lenders on account of the Term B Secured Lenders' Claims, which shall be equal to (w) the Effective
Date Shares Outstanding minus (x) the Rights Offering Shares, which shares shall be subject to dilution by the Management Incentive Plan.

                                       28

                  "TERM COMPONENT LOAN AGREEMENT" refers to Amendment No. 1 as that portion of the Fleet Revolver/Term A Loan Agreement pursuant to which the
Debtors obtained the $3 million non-amortizing term component loans from the
Term Component Loan Lenders.

                  "TERM COMPONENT LOAN AGENT" means the agent under the Term
Component Loan Agreement.

                  "TERM COMPONENT LOAN LENDERS" refers to the lenders under the
Term Component Loan Agreement.

                  "TERM COMPONENT LOAN LENDERS' CLAIMS" means the prepetition and postpetition Claims of the Term Component Loan Lenders for principal and interest arising under the Term Component Loan Agreement.

                  "TRUSTEE OF THE CREDITOR TRUST" means the trustee of the
Creditor Trust having the powers and responsibilities set forth in the Creditor
Trust Agreement or any of his or her successors appointed pursuant to the
Creditor Trust Agreement.

                  "U.S. TRUSTEE" means the Office of the United States Trustee.

                  "VOTING DEADLINE" means the deadline specified in the
Disclosure Statement, the Ballot or related documents approved by the Bankruptcy
Court for: (1) submitting Ballots to accept or reject this Plan in accordance with section 1126 of the Code; (2) with respect to the Class 6A Claimholders, indicating an interest in participating in the Rights Offering pursuant to the
Subscription Rights Election Form included therewith; and (3) submitting a Class
6B Election Form.

                  "VOTING INSTRUCTIONS" means the instructions for voting to accept or reject this Plan contained in the section of the Disclosure Statement titled: "Voting and Confirmation

                                       29

Procedures" and specified in the Ballots and the Master Ballots, as approved by the Bankruptcy Court.

                  "WHIPPOORWILL" means Whippoorwill Associates, Inc., as agent for its various discretionary funds and accounts.

B.       INTERPRETATION, RULES OF CONSTRUCTION, COMPUTATION OF TIME.

         1.       DEFINED TERMS.

                  Any term used in this Plan that is not defined in this Plan, but that is used in the Code or Bankruptcy Rules, has the meaning assigned to that term in the Code or Bankruptcy Rules, as applicable, unless the context requires otherwise.

                  A reference to or use of a definition from another document shall not effect the assumption of any executory contract, nor is the reference to or use of the definition subject to whether such document is still in effect or is subject to breach, default, or rejection.

2.       RULES OF INTERPRETATION.

                  For purposes of this Plan:

                  (a)      Whenever from the context it is appropriate, each
                           term, whether stated in the singular or the plural,
                           shall include both the singular and the plural.

                  (b)      Except as otherwise provided in the context, any
                           reference to an existing document or exhibit Filed or
                           to be Filed with the Bankruptcy Court means such
                           document or exhibit as it may have been or may be
                           amended, modified, or supplemented through and
                           including the Confirmation Date.

                  (c)      Except as otherwise provided in the context: (i) all
                           references to Articles, Subarticles, Paragraphs,
                           Subparagraphs, and Exhibits are references to
                           Articles, Subarticles, Paragraphs, Subparagraphs, and
                           Exhibits of or to this Plan; and (ii) any reference
                           to an Article, Subarticle, Paragraph, or

                                       30

                           Subparagraph includes all component Articles,
                           Subarticles, Paragraphs, and Subparagraphs of the
                           referenced Article, Subarticle, Paragraph, or
                           Subparagraph.

                  (d)      The words "herein," "hereof," "hereto," "hereunder"
                           and others of similar import refer to this Plan in
                           its entirety rather than to only a particular portion
                           of this Plan.

                  (e)      Captions and headings to Articles, Subarticles,
                           Paragraphs, and Subparagraphs, are inserted for
                           convenience of reference only and are not intended to
                           be a part of or to affect the interpretation of this
                           Plan.

                  (f)      Wherever the terms of the Confirmation Order or this
                           Plan contain a specific clause regarding a particular
                           provision, such specific clause shall control over
                           any general provision; provided, however, that the
                           whole of each of the Confirmation Order and this Plan
                           shall be taken together to give effect to every part
                           thereof, if reasonably practicable.

                  (g)      To the extent that there is any conflict between the
                           Confirmation Order, this Plan, or the Plan Documents,
                           the following order of priority shall apply: first,
                           the Confirmation Order; second, this Plan; third, the
                           Plan Documents.

                  (h)      The rules of construction set forth in Code section
                           102 shall apply.

3.       TIME PERIODS.

                  In computing any period of time prescribed or allowed by this
Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                       31

                  If any act under this Plan is required to be made or performed on a date that is not a Business Day, then the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

4.       ROUNDING.

                  Unless the context otherwise provides, and subject to the
prescribed rounding in the definition of Subscription Share, in accordance with standard mathematical rules, any dollar amount shall be rounded up or down to the nearest whole dollar, and every fraction of a share of stock shall be rounded up or down, except as otherwise provided herein.

5.       EXHIBITS.

                  All Exhibits to this Plan are incorporated into and are a part of this Plan as if set forth in full therein.

                                      II.

            DESIGNATION AND VOTING OF CLASSES OF CLAIMS AND INTERESTS
            ---------------------------------------------------------

                  The following is a designation of the Classes of Claims and
Interests under this Plan. In accordance with Code section 1123(a)(1),
Administrative Claims, Administrative Tax Claims, and Priority Tax Claims have not been classified. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that any remainder of the Claim or Interest qualifies in a different Class.

A.       SECURED CLAIMS.

         1.       FLEET REVOLVER CLAIM (CLASS 1A).

                  Class 1A consists of the Allowed Fleet Revolver Claims. The
Holders of Class 1A Claims are not entitled to vote on this Plan.

                                       32

         2.       TERM COMPONENT LOAN LENDER CLAIMS (CLASS 1B).

                  Class 1B consists of the Allowed Secured Claims of the Term
Component Loan Lenders. Holders of Class 1B Claims are not entitled to vote on this Plan.

         3.       TERM A LENDER SECURED CLAIMS (CLASS 2).

                  Class 2 consists of the Allowed Secured Claims of the Term A
Secured Lenders. Holders of Class 2 Claims are entitled to vote on this Plan.

         4.       TERM B LENDER SECURED CLAIMS (CLASS 3).

                  Class 3 consists of the Allowed Secured Claims of the Term B
Secured Lenders. Holders of Class 3 Claims are entitled to vote on this Plan.

         5.       OTHER SECURED CLAIMS (CLASS 4).

                  Class 4 consists of the Allowed Other Secured Claims. To the extent that there are two or more Holders of Allowed Other Secured Claims, each
Holder shall be separately classified in Classes 4A, 4B, et seq. Holders of
Class 4 Claims are not entitled to vote on this Plan.

B.       UNSECURED CLAIMS.

         1.       OTHER PRIORITY CLAIMS (CLASS 5).

                  Class 5 consists of the Allowed Other Priority Claims. Holders of Class 5 Claims are not entitled to vote on this Plan.

         2.       GENERAL UNSECURED CLAIMS, INCLUDING THE NOTEHOLDERS' CLAIMS
                  (CLASS 6A).

                  Class 6A consists of the General Unsecured Claims, other than
Class 6C Claims, and includes the General Unsecured Claims of landlords to the
Debtors, non-Debtor parties to rejected executory contracts and unexpired leases, the Noteholders, certain members of Class 6B, and other general trade creditors. Holders of Class 6A Claims are entitled to vote on this Plan.

                                       33

3.       INSURANCE-COVERED CLAIMS (CLASS 6B).

                  Class 6B consists of the General Unsecured Claims that are
Insurance-Covered Claims. In the event the Holder of a Class 6B Claim elects the treatment set forth in subparagraph (b) of Article III.B.8 hereof, and thereby retains its Class 6A Claim, if any, each such Holder shall have the same voting rights as all other Class 6A Claim Holders on account of such retained Class 6A
Claim.

         4.       CLAIMS OF JUNIOR CONVERTIBLE DEBENTURE HOLDERS (CLASS 6C).

                  Class 6C consists of the Claims of the Junior Convertible
Debenture Holders. Holders of Class 6C Claims are not
entitled to vote on this Plan.

C.       INTERESTS.

         1.       OUTSTANDING FALCON INTEREST HOLDERS, INCLUDING HOLDERS OF
                  OLD FALCON COMMON STOCK AND PRE-PETITION WARRANTS
                  (CLASS 7A).

                  Class 7A consists of Falcon Interests, which include Holders of Old Falcon Common Stock and Pre-Petition Warrants. Holders of Class 7A Falcon
Interests are not entitled to vote on this Plan.

         2.       OUTSTANDING EPIC INTEREST HOLDERS (CLASS 7B).

                  Class 7B consists of Epic Interest Holders. Holders of Class
7B Epic Interests are not entitled to vote on this Plan.

                                      III.

                  TREATMENT OF CLASSES OF CLAIMS AND INTERESTS
                  --------------------------------------------

A.       UNCLASSIFIED CLAIMS.

         1.       ADMINISTRATIVE CLAIMS AND ADMINISTRATIVE TAX CLAIMS.

                  a.       GENERAL.

                  Subject to Article III.A.1.b and III.A.3, as soon as
practicable after the later of: (a) the Effective Date; and (b) the date on which such Claim becomes an Allowed

                                       34

Administrative Claim or Allowed Administrative Tax Claim, the Reorganized
Debtors shall pay to each Holder of such Allowed Administrative Claim or Allowed
Administrative Tax Claim, on account of and in full satisfaction of such Allowed
Administrative Claim or Allowed Administrative Tax Claim, Cash equal to the amount of such Allowed Administrative Claim or Allowed Administrative Tax Claim,
unless the Holder agrees to other treatment of such Claim. Except as to
Administrative Claims subject to a Final Fee Application, an Administrative
Claim shall be an Allowed Administrative Claim in the amount set forth in the request for payment on the last date to timely File an objection to such Claim, if no objection is timely Filed, or if an objection is timely Filed, on the date that such objection is resolved by Final Order, and in the amount determined by
Final Order.

                  b.       BAR DATES.

                           i.     GENERAL PROVISIONS.

                  Except as previously ordered by the Bankruptcy Court, requests for payment of Administrative Claims that were incurred on or after September 1,
2005 but on or before the Effective Date, other than Administrative Tax Claims as provided in Article III.A.1.b.iii, and Claims that are the subject of Final
Fee Applications as provided in Article III.A.1.b.ii, must be Filed no later than 30 days after the mailing of the Notice of Effective Date. Any objection to a request for payment of an Administrative Claim must be Filed by the applicable
Objection Deadline provided under Articles VI.A.1. Pursuant to a separate order, the Bankruptcy Court has already set a bar date of September 30, 2005, for
Administrative Claims, other than Administrative Tax Claims and Claims that are the subject of Final Fee Applications, arising after the Petition Date but on or before August 31, 2005.

                  Holders of Administrative Claims (including Professional
Persons requesting compensation or reimbursement of expenses) that are required to File a request for payment of

                                       35

an Administrative Claim or Final Fee Application, and that do not File such a request or Final Fee Application by the applicable bar date, shall be forever barred from asserting such Claims against the Debtors, the Committee, the
Creditor Trust, the Reorganized Debtors, any of their respective properties and any of their current or former employees, officers, members, directors, agents, or representatives, any Professional Persons employed by any of them, or recipients of distributions from the Estates in respect of Allowed Claims, including Allowed Administrative Claims.

                  Notwithstanding the Administrative Bar Date, or any other
provision of this Plan, the Reorganized Debtors shall pay in full in Cash any obligations under an Administrative Transaction that has not been breached, terminated, or fully performed as of the Effective Date, Administrative Claim for salary, wages, benefits, or expense reimbursements to an employee of the
Debtors, regardless of whether a request for payment has been Filed, when and as such Claim becomes due and owing in the normal course of business.

                           ii.    PROFESSIONAL PERSONS.

                  All Professional Persons or other Persons requesting
compensation or reimbursement of expenses under Code sections 327, 328, 330,
331, 503(b)(2), and/or 1103 for services rendered before the Effective Date, shall File an application for final allowance of compensation and reimbursement of expenses incurred from the Petition Date through Confirmation ("Final Fee
Application") no later than 30 days after the Effective Date, or such other date ordered by the Bankruptcy Court after notice and a hearing on an application to extend such deadline Filed by a Professional Person. The Reorganized Debtors
shall prepare an appropriate notice of the hearing on all timely Filed Final Fee
Applications, and obtain from the Bankruptcy Court a hearing date for such Final
Fee Applications, and a date on which all objections to Final Fee Applications must be Filed. Notice of such Final Fee Applications, the

                                       36

hearing date, and the last date to object shall be Filed and also served by the
Reorganized Debtors on the Persons on the All Notices List and all Professional
Persons who timely File Final Fee Applications. Administrative Claims subject to a Final Fee Application shall be Allowed Administrative Claims only to the extent provided by Final Order of the Bankruptcy Court.

                  Any reasonable fees and expenses incurred by Professional
Persons after the Effective Date, shall be paid by the Reorganized Debtors without further notice and a hearing by the Bankruptcy Court.

                           iii.   ADMINISTRATIVE TAX CLAIMS.

                  Administrative Tax Claims shall be Allowed Administrative Tax
Claims only if: (a) within the later of: (i) 30 days after the Effective Date;
and (ii) 120 days after the filing of the tax return for such taxes, the Holder of such Claim Files a motion requesting payment of such Administrative Tax
Claim; and (b) such Claim is allowed by Final Order.

                           iv.    DIP FACILITY CLAIMS.

                  On the Effective Date, the DIP Facility Claims shall be paid in full in Cash. The DIP Facility Claims shall be
deemed to be Allowed Claims.

         2.       PRIORITY TAX CLAIMS.

                  Except as otherwise agreed to by the Debtors or the
Reorganized Debtors and the applicable taxing authority, the Reorganized Debtors shall pay to each Holder of an Allowed Priority Tax Claim deferred Cash payments, over a period not exceeding six years from the date of assessment of such Allowed Priority Tax Claim, in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, plus interest from the Effective Date on the unpaid portion of such Allowed Priority Tax Claim (without penalty of any kind)
at the rate prescribed below. The payment of each such Allowed Priority Tax
Claim shall be made in equal quarterly installments with the first installment due on the latest of: (i) the Effective Date, (ii) 30 calendar

                                       37

days after the date on which an Order allowing such Allowed Priority Tax Claim becomes a final order and (iii) such other date or time as may be agreed to by the Holder of such Allowed Priority Tax Claim and the Debtors or the Reorganized
Debtors. Each installment shall include simple, fixed interest accruing on and after the Effective Date on the unpaid portion of such Allowed Priority Tax
Claim, without penalty of any kind, at the rate of interest in effect on the
Effective Date under Internal Revenue Code section 6621(a)(2) with respect to underpaid taxes; provided, however, that the Reorganized Debtors shall have the right from time to time to pay any Priority Tax Claim, or any remaining balance of such Claim, in part or in full on or after the Effective Date, without premium or penalty of any kind.

         3.       PRIOR BAR DATES.

                  Nothing in Article III.A shall constitute a waiver of any
applicable bar date or deadline for seeking payment of Administrative Claims,
Administrative Tax Claims, Priority Tax Claims, or any other Claims. Any Holder of any Administrative Claims that is required to File a request for payment of such Administrative Claim and does not File and properly serve such a request by the applicable bar date shall be forever barred from asserting any such
Administrative Claims against the Debtors, the Reorganized Debtors, their estates, or their property, or the Creditor Trust.

B.       CLASSIFIED CLAIMS AND INTERESTS.

                  As required by the Code, this Plan places Claims and Interests into various Classes according to their right to priority and other relative rights. This Plan specifies whether each Class of Claims or Interests is impaired or unimpaired, and this Plan sets forth the treatment each Class will receive.

                                       38

         1.       CLASS 1A (FLEET REVOLVER CLAIMS).

                  Class 1A is unimpaired under this Plan. During the pendency of the Cases, all Fleet Revolver Claims were paid in full, in Cash, and such Claims are hereby discharged.

         2.       CLASS 1B (TERM COMPONENT LOAN LENDERS' CLAIMS).

                  Class 1B is unimpaired under this Plan. During the pendency of the Cases, all Term Component Loan Claims were paid in full, in Cash, and such
Claims are hereby discharged.

         3.       CLASS 2 (TERM A SECURED LENDERS' CLAIMS).

                  Class 2 is impaired under this Plan. The Term A Secured
Lenders will receive the following treatment: (a) the default interest at the rate of 1% per annum, for the period from November 15, 2004 through the
Effective Date, shall be paid on the Effective Date; (b) the Excess Plan Funding
Proceeds, if any, shall be paid on the Effective Date; and (c) the obligation under the Term A Loan Agreement in the amount of $70 million, less any payment of Excess Plan Funding Proceeds, if any, shall be Reinstated on amended terms, as set forth in the Amended Term A Loan Agreement.

         4.       CLASS 3 (TERM B SECURED LENDERS' CLAIMS).

                  Class 3 is impaired under this Plan. On, or as soon as
practicable after, the Effective Date, in full satisfaction of the Term B
Secured Lenders' Claims, each Term B Secured Lender shall receive its Pro Rata share of the Term B Secured Lenders' Shares.

         5.       CLASS 4 (OTHER SECURED CLAIMS).

                  Class 4 is unimpaired under this Plan. Unless the Holders of such Allowed Class 4 Claims and the Debtors agree to a different treatment, each
Allowed Class 4 Claim shall be Reinstated.

                                       39

         6.       CLASS 5 (OTHER PRIORITY CLAIMS).

                  Class 5 is unimpaired under this Plan. Unless the Holders of such Allowed Class 5 Claims and the Debtors agree to a different treatment, each
Holder of such Allowed Class 5 Claim shall receive one of the following alternative treatments, at the election of the Debtors:

                  (a)      to the extent then due and owing on the Effective
                           Date, such Claim shall be paid in full in Cash by the
                           Reorganized Debtors on the Effective Date;

                           or

                  (b)      to the extent not due and owing on the Effective
                           Date, such Claim shall be paid in full in Cash by the
                           Reorganized Debtors when and as such Claim becomes
                           due and owing in the normal course of business.

         7.       CLASS 6A (GENERAL UNSECURED CLAIMS, INCLUDING THE NOTEHOLDERS'
                  CLAIMS).

                  Class 6A is impaired under this Plan. On account of their
Allowed Class 6A Claims, the Creditor Trust Beneficiaries, except OCM POF II and
Whippoorwill, or any fund or account controlled by Oaktree or Whippoorwill
Associates, Inc., other than with respect to Claims purchased by such parties on or after August 29, 2005, shall receive from the Creditor Trust Assets their Pro
Rata share of the Committee's Preference Action Litigation Proceeds, if any, and
the first $1.0 million of the Committee's Fraudulent Transfer Action Litigation
Proceeds collected, if any. Any of the Committee's Fraudulent Transfer Action
Litigation Proceeds in excess of $1.0 million, if any, shall be distributed to all Creditor Trust Beneficiaries, including OCM POF II and Whippoorwill on a Pro
Rata basis.

                  In addition, all Allowed Class 6A Claim Holders shall receive from the Reorganized Debtors the Audit Committee Report Retained Rights of
Action Litigation

                                       40

Proceeds, if any, as follows: (a) the first $4.0 million of the Audit Committee
Report Retained Rights of Action Litigation Proceeds that the Reorganized
Debtors collect, if any, shall be distributed Pro Rata to all Holders of Allowed
Class 6A Claims except OCM POF II and Whippoorwill, or any fund or account controlled by Oaktree or Whippoorwill Associates, Inc., other than with respect to Claims purchased by such parties on or after August 29, 2005, and (b) all
Audit Committee Report Retained Rights of Action Litigation Proceeds in excess of $4.0 million shall be distributed Pro Rata to all Holders of Allowed Class 6A
Claims, including OCM POF II and Whippoorwill. The Reorganized Debtors shall confer with the Creditor Trust Monitoring Committee (as defined in Article V.B.1 hereof), regarding any major developments in the prosecution of the Audit
Committee Report Retained Rights of Action.

                  Each Class 6A Claim Holder who is not a Noteholder shall have the option, by marking a box on the Ballot, to opt out of assigning to the
Creditor Trust their Individual Creditor Claims. Unless the individual Class 6A
Claim Holder (other than a Noteholder), opts out of transferring its Individual
Creditor Claims, such Claims shall automatically be transferred to the Creditor
Trust. Each Class 6A Claim Holder who is a Noteholder is deemed to have opted out of the assignment of its Individual Creditor Claims to the Creditor Trust
and may contact the Trustee for the Creditor Trust and execute appropriate assignment agreements if such Creditor elects to assign its Individual Creditor
Claims to the Creditor Trust at a later date.

                  The Creditor Trust shall pursue the Individual Creditor Claims on behalf of all those Class 6A Claim Holders who either do not opt out of assigning such Claims to the Creditor Trust, in the case of Class 6A Claim
Holders who are not Noteholders, or who assign such Claims to the Creditor
Trust, in the case of Class 6A Claim Holders who are Noteholders;

                                       41

provided, however, that such litigation shall not be funded with any of the proceeds of the Creditor Trust Litigation Fund or any of the other Creditor
Trust Assets.

                  Eligible Class 6A Claimholders shall also have the right to participate in the Rights Offering, subject to the conditions set forth in the
Plan and the Subscription Rights Election Form, although such participation will not be on account of such Holders' Class 6A Claims.

         8.       CLASS 6B (INSURANCE-COVERED CLAIMS).

                  Class 6B is impaired under this Plan. Holders of Allowed Class
6B Claims shall be entitled to elect one of the following alternative treatments:

                  (a)      be permitted to proceed to final judgment in
                           non-Bankruptcy Court, which shall be satisfied only
                           from the proceeds of the Insurance Policies;
                           provided, however, that such Holder of an Allowed
                           Class 6B Claim waives any Class 6A Claim; or

                  (b)      have any Allowed Class 6B Claim determined by the
                           Bankruptcy Court, except, in the case of personal
                           injury tort or wrongful death Claims, by the district
                           court of the United States in accordance with 28
                           U.S.C ss. 157(b)(5), which Claims shall be paid out
                           of the proceeds of the Insurance Policies. To the
                           extent that the Insurance Policies do not fully cover
                           an Allowed Class 6B Claim, any excess shall be
                           treated as an Allowed Class 6A Claim.

                  Each Class 6B Claim Holder will receive a "Class 6B Election
Form" on which each Holder will be able to elect how its Class 6B Claim should be treated under this Plan. The Class 6B Election Form shall be Filed at least five days prior to the hearing on the Disclosure Statement. Those Class 6B Claim
Holders who fail to elect a treatment by submitting a Class 6B

                                       42

Election Form by the Voting Deadline shall be deemed to have elected the treatment described in subsection (b) of the paragraph above.

         9.       CLASS 6C (JUNIOR CONVERTIBLE DEBENTURE HOLDERS).

                  Class 6C is impaired under this Plan. On the Effective Date, the Junior Convertible Debentures shall be cancelled and the Holders of Allowed
Class 6C Claims shall not receive or retain any distributions under this Plan because the contractual subordination provisions that apply to these Claims will be enforced.

         10.      CLASS 7A (FALCON INTEREST HOLDERS).

                  Class 7A is impaired under this Plan. On the Effective Date, the Class 7A Falcon Interests shall be cancelled and the Holders of Allowed
Class 7A Falcon Interests shall not receive or retain any distributions under this Plan.

         11.      CLASS 7B (EPIC INTEREST HOLDERS).

                  Class 7B is impaired under this Plan. On the Effective Date, the Epic Interest shall be cancelled and the Holders of Epic Interests shall not receive or retain any distributions under this Plan.

                                       IV.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
              -----------------------------------------------------

A.       REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

         1.       GENERALLY.

                  As of the Effective Date, the following executory contracts and unexpired leases shall be rejected to the extent, if any, that they constitute executory contracts or unexpired leases of the Debtors, including any remaining obligations of the Debtors under any executory contract or unexpired lease assigned by the Debtors prior to the Petition Date: (a) each executory contract or unexpired lease of the Debtors that: (i) has not been previously assumed, assumed and

                                       43

assigned, or rejected by Final Order; (ii) is not the subject of a motion pending on the Effective Date to assume or to assume and assign; or (iii) is not assumed and assigned under Article IV.B; (b) each contract or lease of the
Debtors that has expired by its own terms before the Confirmation Date; (c) any purchase orders executed or issued by the Debtors before the Petition Date which have not been previously performed, assumed and assigned, or terminated; (d) any contract providing for support, guaranty, contribution, indemnity, and similar obligations; and (e) the executory contracts and unexpired leases listed on
Exhibit "A", which will be Filed at least five days prior to the hearing on the
Disclosure Statement and may be amended through the date that is ten days prior to the Confirmation Hearing, on notice Filed by the Debtors and served on the parties affected by such amendments. To the extent that an executory contract or unexpired lease has previously been rejected by the Debtors pursuant to an order of the Bankruptcy Court, such rejection shall not be affected by this Plan. The assumption or rejection of any contracts or leases pursuant to the provisions of this Article IV shall be only to the extent that such assumed or rejected contracts or leases constitute executory contracts and unexpired leases within the meaning of section 365 of the Code. The listing of a contract or lease by category above, or on Exhibit "A" shall not constitute an admission by the
Debtors, the Estates, or the Reorganized Debtors that such contract or lease is an executory contract or unexpired lease, or that the Debtors or the Estates have any liability thereunder, nor shall such listing, the absence of an objection thereto, or Confirmation constitute a finding or determination that any such contract or lease is an executory contract or unexpired lease.

         2.       APPROVAL OF REJECTION.

                  The Confirmation Order shall constitute an order of the
Bankruptcy Court approving the rejection of the executory contracts and unexpired leases as provided for under this Plan pursuant to Code sections 365 and 1123(b)(2). If an executory contract previously has been

                                       44

rejected, or is hereby rejected, under which the Debtors are a licensor of intellectual property (as defined in Code section 101(35A)), the licensee under such contract shall retain and may exercise its rights and remedies under Code section 365(n); provided, however, that nothing in this Plan, or any Exhibits to this Plan, shall constitute an admission by the Debtors, the Estates or the
Reorganized Debtors that any Debtor is a licensor of intellectual property, or that Code sections 101(35A) or 365(n) apply to any such contract.

         3.       OBJECTIONS TO REJECTION.

                  Any party in interest wishing to object to the rejection of an executory contract or unexpired lease identified for rejection, as provided under this Plan, shall File and serve on the parties listed in Article IX.Q hereof, any objection by the same deadline and in the same manner established for filing objections to Confirmation, unless the executory contract or unexpired lease is the subject of an amendment to Exhibit "A", in which case the deadline is the date that is the earlier of: (a) 20 days after the date of such amendment; or (b) the day that is five days before the Confirmation Hearing.
Failure to File and serve any such objection by the applicable deadline shall constitute consent to the rejection.

         4.       BAR DATE FOR CLAIMS.

                  Any Claim by any party to an executory contract or unexpired lease rejected hereunder, shall be classified in Class 6A; provided, however, that: (a) any Claim arising from rejection of an executory contract or unexpired lease which has not been barred by a prior order of the Bankruptcy Court, shall be forever barred and shall not be enforceable unless a proof of Claim is Filed within 30 days after the mailing of the Notice of Effective Date; and (b)
nothing in Article IV.A shall constitute a waiver of the Claims Bar Date, if applicable.

                                       45

B.       ASSUMPTION AND ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS AND
         UNEXPIRED LEASES.

         1.       GENERALLY.

                  Except as otherwise provided in this Plan, or in any Final
Order, on the Effective Date, pursuant to Code section 365, each of the executory contracts and unexpired leases designated for assumption or assumption and assignment and listed on Exhibit "B", which shall be Filed at least five days prior to the hearing on the Disclosure Statement and may be amended through the date that is ten days prior to the Confirmation Hearing, by notice Filed by the Debtors and served on the parties affected by such amendment, shall be assumed by the Debtors in Possession, or assumed and assigned to the assignee set forth on Exhibit "B".

                  Each executory contract and unexpired lease identified for assumption and assignment, shall be assumed and assigned, only to the extent, if any, that it constitutes an executory contract or unexpired lease on the
Effective Date. The listing of a contract or lease by category above, or on
Exhibit "B", does not constitute an admission by the Debtors or the Reorganized
Debtors in that (i) such matter is an executory contract or unexpired lease within the meaning of section 365 of the Code, (ii) the Debtors must assume such matter in order to continue to receive or retain rights, benefits, or performance thereunder or that any Claim under such matter must be paid or default cured if it is not an executory contract or unexpired lease, or (iii)
such matter is a valid contract or lease. Any contract or lease assumed pursuant to this Plan shall be assumed as previously amended or otherwise modified by the parties thereto, whether before or after the Petition Date.

                  Any executory contract or unexpired lease that the Debtors assume or assume and assign shall be deemed to be a permitted assignment notwithstanding a provision in such contract or lease requiring consent of the nondebtor party to such contract or lease.

                                       46

                  The Debtors shall list on Exhibit "B" those assumed or assumed and assigned unexpired leases in which the Debtors propose to grant (and have perfected) a security interest, mortgage, or other lien. Any nondebtor party to such contract or unexpired lease who does not File an objection pursuant to
Article IV.B.3 shall be deemed to have consented affirmatively and unconditionally to both (a) the grant of a security interest, mortgage, or other lien in such lease and (b) the recording or other act to perfect such security interest, mortgage, or other lien, and shall thereafter be forever prohibited and barred from objecting to any such encumbrance.

                  The execution and recording of any memorandum of lease
relating to any unexpired lease listed on Exhibit "B" is hereby exempt from any law or requirement requiring lessor consent or joinder, whether express or otherwise, to such execution or recordation. The Reorganized Debtors, or any agent or representative of the foregoing, hereby are authorized to serve upon all filing and recording officers a notice, in connection with the execution, filing and recording of any memoranda of lease (whether recorded or unrecorded)
in accordance with this Plan, to evidence and implement this paragraph. The appropriate state or local government filing and recording officers are hereby directed to accept for filing or recording any and all memoranda of lease to be executed, Filed and recorded in accordance with this Plan and the exhibits thereto, without need for lessor consent or joinder to such execution or recordation, and without the presentation of any affidavits, instruments, or returns otherwise required for recording, other than the Confirmation Order. The
Bankruptcy Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

         2.       APPROVAL OF ASSUMPTION AND ASSUMPTION AND ASSIGNMENT.

                  The Confirmation Order shall constitute an order of the
Bankruptcy Court approving assumption and assumption and assignment of the executory contracts and unexpired

                                       47

leases, as provided for under this Plan, pursuant to Code section 365, as of the
Effective Date, to the extent such contracts or leases are executory contracts or unexpired leases.

         3.       OBJECTIONS TO ASSUMPTION OR ASSUMPTION AND ASSIGNMENT.

                  Any party in interest wishing to object to the assumption or assumption and assignment of an executory contract or unexpired lease, or the encumbrance of such assumed or assumed and assigned unexpired lease, shall File and serve on the parties listed in Article IX.Q hereof, any objection to such assumption or assumption and assignment and/or encumbrance by the same deadline and in the same manner established for filing objections to Confirmation, unless the encumbrance of such executory contract or unexpired leases is the subject of an amendment to Exhibit "B", in which case the deadline is the date that is the earlier of: (a) 20 days after the date of such amendment; or (b) five days before the Confirmation Hearing. Failure to File and serve any such objection by the applicable deadline shall constitute consent to the assumption or assumption and assignment, consent to the encumbrance of such assumed or assumed and assigned unexpired leases, an acknowledgment that there are no defaults or cure amounts due under the executory contract or unexpired lease identified for assumption or assumption and assignment, except as set forth in Exhibit "B", and that adequate assurance of future performance in connection with the proposed assumption or assumption and assignment has been provided.

                  If an objection to assumption or assumption and assignment of an executory contract or unexpired lease is timely Filed and: (a) a Final Order is entered determining that the executory contract or unexpired lease cannot be assumed or assigned; or (b) if the Debtors (before the Effective Date) or the
Reorganized Debtors (after the Effective Date) give notice to the other party to such executory contract or unexpired lease stating that assumption of such contract or lease is not in the best interests of the Estates or the Reorganized
Debtors in light of

                                       48

the objection, then the contract or lease shall automatically thereupon be deemed to have been included on Exhibit "A", and rejected pursuant to Article
IV.A.

                  If the rejection of an executory contract or unexpired lease pursuant to Article IV.A gives rise to an Allowed Claim, such Claim shall be classified in Class 6A; provided, however, that any Claim arising from such rejection which has not been barred by a prior order of the Bankruptcy Court shall be forever barred and shall not be enforceable unless a proof of Claim is
Filed within 30 days after the mailing of notice referred to in Article IV.A.

                  Nothing in Article IV.B shall constitute a waiver of any other applicable bar date.

         4.       PAYMENTS RELATED TO ASSUMPTION AND ASSUMPTION AND ASSIGNMENT.

                  Any monetary defaults, including Claims for actual pecuniary losses, under each executory contract and unexpired lease to be assumed or assumed and assigned under this Plan, shall be satisfied, pursuant to Code section 365(b)(1), by payment of the cure amount, if any as set forth in Exhibit
"B" (or as otherwise agreed by the Reorganized Debtors and the parties to such executory contract or unexpired lease or as provided in a Final Order, if a timely objection is Filed to the assumption or assumption and assignment), and shall be paid on or as soon as practicable after the Effective Date by the
Reorganized Debtors. In the case of a dispute with respect to such cure amount set forth in a timely Filed objection to the assumption or assumption and assignment, the Reorganized Debtors shall pay such cure amount on or as soon as practicable after entry of a Final Order resolving the dispute, and approving the assumption or assumption and assignment.

C.       CONTRACTS ENTERED INTO ON OR AFTER THE PETITION DATE.

                  All rights under Administrative Transactions that have not been breached, terminated, or fully performed in accordance with their terms on or before the Effective Date, shall remain in full force and effect for the benefit of and as against the Estates. Any requests for

                                       49

the payment of Claims arising under any Administrative Transaction that has been breached, terminated, or fully performed as of the Effective Date shall be Filed within the time period established in Article III.A for the Filing of
Administrative Claims.

                                       V.

                      GENERAL PROVISIONS FOR EXECUTION AND
                           IMPLEMENTATION OF THE PLAN
                           --------------------------

A.       GENERAL PROVISIONS.

         1.       SUBSTANTIVE CONSOLIDATION OF THE DEBTORS.

                  On the Effective Date, the Debtors' Estates shall be
substantively consolidated for all purposes, including allowance of Claims and distributions under this Plan, as follows: (i) the assets and liabilities of each of the Debtors shall be deemed to be the assets and liabilities of all of the Debtors; (ii) all guarantees by any of the Debtors of the obligations of any other Debtor existing prior to the Effective Date (regardless whether such guaranty is secured, unsecured, liquidated, unliquidated, contingent, or disputed) shall be deemed eliminated so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor shall be deemed to be a single obligation of the consolidated Debtors; (iii) any joint liability (including but not limited to joint and several liability) of any of the Debtors shall be deemed to be a single obligation of the consolidated Debtors; (iv) each and every Proof of Claim Filed or to be Filed in the Cases shall be deemed Filed against the consolidated Debtors and shall be deemed a single Claim against and obligation of the consolidated Debtors; and (v) the Debtors' intercompany Claims
(which are Claims of one Debtor against another Debtor) shall be eliminated, and
Interests shall be treated as provided in this Plan.

                                       50

         2.       LIMITATION OF LIABILITY AND RELEASE BY DEBTORS AND ESTATES OF
                  ESTATE AGENTS, LENDERS, AND THE BACKSTOP PARTIES.

                  None of the Estates, the Debtors, the Reorganized Debtors, the
Co-Proponents, the Backstop Parties, the DIP Agent, the DIP Lenders, the Term A
Loan Agent and any predecessors-in-interest, the Term A Secured Lenders and any predecessors-in-interest, the agent under the Term B Loan Agreement and any predecessor-in-interest, the Term B Secured Lenders and any
predecessors-in-interest, the agent under the Post-Confirmation Term B Loan
Agreement and any predecessor-in-interest, the Post-Confirmation Term B Secured
Lenders, Oaktree, Whippoorwill Associates, Inc., or the Committee, nor any of
their employees, officers, members, directors, agents, shareholders, or representatives, nor any professional persons employed or formerly employed by any of them, shall be liable for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale or purchase of securities, on account of the solicitation of acceptance or rejection of this Plan or participation in the offer, issuance, sale, or purchase of a security, offered or sold under this Plan.

                  As of the Effective Date, in consideration for the
obligations, modifications of rights and accommodations of the Co-Proponents, the Backstop Parties, the DIP Agent, the DIP Lenders, the Term A Loan Agent, the
Term A Secured Lenders, the Post-Confirmation Term B Secured Lenders, Oaktree,
Whippoorwill Associates, Inc., and the Term B Secured Lenders under this Plan, the Debtors, their Estates and the Reorganized Debtors, on their own behalf and on behalf of their Affiliates (as that term is defined in section 101(2) of the
Bankruptcy Code), (collectively, the "Debtor Releasors"), shall be deemed to forever release, waive and discharge any and all Claims, demands, debts, liabilities, obligations, actions, causes of action, suits, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises
and

                                       51

rights whatsoever, whenever arising, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, in law, equity, bankruptcy or otherwise, based upon, arising out of, relating to, by reason of, or in connection with, in whole or in part, any act or omission, transaction, occurrence, fact or matter from the beginning of time to the Effective Date, including, without limitation, in any way relating to the
Debtors, any Affiliate of the Debtors, the Debtors' Estates, the Cases, this
Plan, the DIP Facility, the Committee's Adversary Proceeding, or any other matter which any of the Debtor Releasors or any person or entity claiming by, from, through, or under any of the Debtor Releasors ever had, now has, or hereafter can, shall, or may have against the Co-Proponents, the Backstop
Parties, the DIP Agent, the DIP Lenders, the Term A Loan Agent and any
predecessors-in-interest, the Term A Secured Lenders and any predecessors-in-interest, the agent under the Term B Loan Agreement and any predecessor-in-interest, the Term B Secured Lenders and any
predecessors-in-interest, the agent under the Post-Confirmation Term B Loan
Agreement and any predecessor-in-interest, the Post-Confirmation Term B Secured
Lenders, Oaktree, Whippoorwill Associates, Inc., or the Term B Secured Lenders
and any predecessors-in-interest, their Affiliates, and any of their respective employees, officers, members, directors, agents, shareholders, or representatives, or any professional persons employed or formerly employed by any of them.

         3.       VESTING OF ASSETS.

                  On and after the Effective Date, all assets of the Debtors and the Estates, tangible and intangible, wherever located, including without limitation all of the Reserved Rights of Action, and all books and records of the Debtors shall be vested or revested, as appropriate, in the Reorganized
Debtors, subject to the provisions of this Plan; provided, however, that any asset transfer to the Reorganized Debtors shall not eliminate or abrogate any obligation of the Reorganized Debtors or the Debtors under this Plan.

                                       52

B.       CREATION OF THE CREDITOR TRUST.

         1.       THE TRUSTEE OF THE CREDITOR TRUST.

                  On the Effective Date, the Creditor Trust will be formed.
Prior to the Effective Date, the Committee, with the approval of the Backstop
Parties, shall select and negotiate the compensation for the Trustee of the
Creditor Trust. First Capital Alliance, Jordan Capital, and ASM Capital
(collectively, the "Three Individual Creditors"), shall have the right to consent to the Trustee selected, which consent shall not be withheld unreasonably. The Committee will advise the Backstop Parties and the Three
Individual Creditors of its Trustee of the Creditor Trust selection at least five days prior to the Confirmation Hearing. If the Three Individual Creditors
do not consent to the Trustee selected by the Committee prior to the
Confirmation Hearing (including, for among other reasons, the terms of compensation negotiated or potential conflicts of interest), the Bankruptcy
Court shall determine whether they have withheld their consent reasonably at the
Confirmation Hearing unless the parties otherwise agree. The successor to the
Trustee of the Creditor Trust, if any, shall be appointed as provided in the
Creditor Trust Agreement. From time to time after the Effective Date, the
Trustee of the Creditor Trust may employ, engage the services of, and compensate other persons (which may include employees, temporary employees, or independent contractors) and professional persons (which may include Professional Persons), reasonably necessary to assist the Trustee of the Creditor Trust in performing his or her duties under the Creditor Trust Agreement and this Plan, without the necessity of further authorization or allowance of fees and expenses by the
Court. The Creditor Trust Agreement shall also provide for a monitoring committee (the "Creditor Trust Monitoring Committee"), which shall continue to have standing to be heard by the Bankruptcy Court following the Effective Date, consisting of two persons to be appointed prior to the Effective Date: one person to be selected

                                       53

by the Committee, and a second person to be selected by the Three Individual
Creditors. Members of the Monitoring Committee shall not be compensated by the
Creditor Trust, the Debtors, or the Reorganized Debtors.

                  The Trustee of the Creditor Trust shall have the following powers and duties: (i) to distribute all Cash in the Creditor Trust to the
Creditor Trust Beneficiaries in accordance with the terms of the Plan and the
Creditor Trust Agreement; (ii) to retain advisors to assist him or her with complying with his or her duties pursuant to the terms of the Plan and the
Creditor Trust Agreement; (iii) to invest all Cash in the Creditor Trust pending distributions to the Creditor Trust Beneficiaries in accordance with the terms of the Plan and the Creditor Trust Agreement; (iv) to bring the Individual
Creditor Claims held by the Creditor Trust for the benefit of Creditor Trust
Beneficiaries, but which litigation shall not be funded with any of the proceeds of the Creditor Trust Litigation Fund or any of the other Creditor Trust Assets;
and (v) to bring the Committee's Avoiding Power Causes of Action. The Trustee of
the Creditor Trust shall from time to time confer with the Creditor Trust
Monitoring Committee regarding major developments in the prosecution of such actions.

         2.       THE CREDITOR TRUST.

                  On the Effective Date, or as soon as possible thereafter, the
Reorganized Debtors and the Estates shall transfer the Creditor Trust Assets to the Creditor Trust. The Debtors' Estates shall continue to own the Committee's
Avoiding Power Causes of Action until the Effective Date. The Committee's
Avoiding Power Causes of Action shall be deemed to be assigned to the Creditor
Trust on the Effective Date. The first $200,000 of the Committee's Avoiding
Power Causes of Action Litigation Proceeds collected shall be used to repay the cost of the Creditor Trust Litigation Fund to the Reorganized Debtors, with the balance being earmarked for prosecuting the remaining Committee's Avoiding Power
Causes of Action Litigation Proceeds and for distribution to the Creditor Trust
Beneficiaries on the terms set forth herein.

                                       54

The Creditor Trust shall maintain a separate bank account for the purpose of holding the Committee's Fraudulent Transfer Litigation Proceeds. At the
conclusion of the prosecution of the Committee's Avoiding Power Causes of
Action, the Trustee of the Creditor Trust shall use any unused funds for the purpose of making distributions to the Creditor Trust Beneficiaries in accordance with the terms of the Plan and the Creditor Trust Agreement. The
Creditor's Trust Agreement shall govern the Creditor Trust, and, to the extent any terms herein differ from the Trust Agreement, the Creditor Trust Agreement shall govern. The Debtors will file the Creditor Trust Agreement at least five days prior to the Confirmation Hearing.

                  A transfer to the Creditor Trust for the benefit of Creditor
Trust Beneficiaries shall be treated for all purposes of the Internal Revenue
Code as a transfer to Creditor Trust Beneficiaries (for example, Internal
Revenue Code sections 61(a)(12), 483, 1001, 1012, and 1274) to the extent that the Creditor Trust Beneficiaries are beneficiaries of the Creditor Trust. The
Creditor Trust Beneficiaries shall be treated as the grantors of the Creditor
Trust for all purposes of the Internal Revenue Code, and shall be deemed owners of the Creditor Trust. For purposes of the Internal Revenue Code, the Creditor
Trust shall be treated as a liquidating trust as such term is defined in Treas.
Regs. Section 301.7701-4(d). The Trustee of the Creditor Trust shall file federal income tax returns for the Creditor Trust as a grantor trust pursuant to section 1.674-4(a) of the Income Tax Regulations. The Reorganized Debtors shall determine the fair market value of all assets and property transferred to the
Creditor Trust, and the Trustee of the Creditor Trust and the Creditor Trust
Beneficiaries shall consistently use the fair market values so established for all federal income tax purposes.

                                       55

C.       BUSINESS ENTITY AND FINANCIAL RESTRUCTURING.

         1.       EXIT FACILITY.

                  No later than the Effective Date, the Reorganized Debtors
shall enter into the Exit Facility, pursuant to which a revolving loan commitment of $30 million (the availability of which shall be subject to certain availability formulas) shall then be available to the Reorganized Debtors for borrowing. The Exit Facility lender(s) and all material terms and conditions of the Exit Facility shall be set forth in the Plan Documents. The funds from the
Exit Facility will be used, among other things, for general corporate purposes, and to pay Allowed Claims as required under this Plan. As provided for in the
Plan Documents, the Exit Facility, the obligations under the Amended Term A Loan
Agreement, and the Post-Confirmation Term B Secured Loan will be secured by valid, perfected liens on all assets of the Reorganized Debtors having the priority provided for in the respective Plan Documents.

         2.       AMENDED TERM A SECURED LOAN.

                  On or about the Effective Date, the Reorganized Debtors shall enter into the Amended Term A Loan Agreement, pursuant to which the $70 million obligation under the Term A Loan Agreement, less any payment of Excess Plan
Funding Proceeds, if any, shall be Reinstated on amended terms, as set forth in the Amended Term A Loan Agreement. As set forth in the Plan Documents, the obligations under the Amended Term A Loan Agreement shall be deemed secured by the liens on all of the Reorganized Debtors' assets, subject only to the liens securing the Exit Facility, and as may otherwise be provided for in the Amended
Term A Loan Agreement. A copy of the Amended Term A Loan Agreement shall be
Filed at least five days prior to the Confirmation Hearing.

                                       56

         3.       POST-CONFIRMATION TERM B SECURED LOAN.

                  On or about the Effective Date, the Reorganized Debtors will enter into an agreement (the "Post-Confirmation Term B Secured Loan Agreement"),
with the Post-Confirmation Term B Secured Lenders, pursuant to which the
Reorganized Debtors shall borrow $20.0 million. The Debtors will File a copy of the Post-Confirmation Term B Secured Loan Agreement with the Bankruptcy Court at least five days prior to the Confirmation Hearing. The proceeds from the
Post-Confirmation Term B Secured Loan will be used, among other things, to pay off the DIP Facility Claims and to pay certain Allowed Claims as required under the Plan, as well as for general corporate purposes. As set forth in the Plan
Documents, the obligations under the Post-Confirmation Term B Secured Loan
Agreement will be deemed secured by the liens on all of the Reorganized Debtors'
assets, subject only to the liens securing the Exit Facility and the Amended
Term A Loan Agreement, and as may otherwise be provided for in the
Post-Confirmation Term B Secured Loan Agreement.

         4.       THE RIGHTS OFFERING.

                  Prior to the Effective Date, the Debtors shall conduct a
rights offering entitling each Electing Holder to purchase its Subscription
Shares of the Rights Offering Shares for a per share price equal to the
Subscription Purchase Price (the "Rights Offering"). Pursuant to the Backstop
Agreement, the Backstop Parties have agreed to purchase at the Subscription
Purchase Price all Rights Offering Shares that were not purchased in the Rights
Offering by Eligible Class 6A Claimholders. The Rights Offering shall be conducted in accordance with this Article V.C.4.

                  As part of the Ballot, each Holder of a Class 6A Claim shall receive a Subscription Rights Election Form, an execution copy of the
Shareholders' Agreement and five stock powers in the form of Exhibit "A" to the
Shareholders' Agreement. Each Eligible

                                       57

Class 6A Claimholder may indicate its interest in purchasing pursuant to the
Rights Offering all, but not less than all, of its Subscription Share by (1)
completing and executing its Subscription Rights Election Form, which will indicate its commitment to purchase its Subscription Share for a purchase price equal to the product of (x) its Class 6A Share and (y) the Rights Offering
Amount, and (2) returning such Subscription Rights Election Form together with a duly executed Shareholders' Agreement and five stock powers in the form of
Exhibit "A" to the Shareholders' Agreement executed in blank to the Debtors by the Voting Deadline.

                  Following receipt by the Debtors of a completed and executed
Subscription Rights Election Form, a duly executed Shareholders' Agreement and five stock powers in the form of Exhibit "A" to the Shareholders' Agreement executed in blank from an Electing Holder, the Debtors and such Electing Holder shall determine such Electing Holder's Agreed Class 6A Claim.

                  Not less than two Business Days prior to the Rights Offering
Funding Date, the Debtors shall deliver to the Electing Holders entitled to participate in the Rights Offering a notice (the "Funding Notice") which sets forth (1) the proposed Effective Date and (2) the Rights Offering Funding Date.
On or prior to the Rights Offering Funding Date, each Electing Holder shall pay to the Debtors by transfer of immediately available funds an amount equal to the product of (x) its Class 6A Share and (y) the Rights Offering Amount, such payment to be made in accordance with the instructions set forth in the Funding
Notice.

                  The payments made in accordance with participation in the
Rights Offering shall be deposited and held by the Debtors in a trust account, escrow account, or similar segregated account or accounts, which shall be separate and apart from the Debtors' general operating funds and any other funds subject to any cash collateral arrangements, and which segregated account or

                                       58

accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date.

                  On the Effective Date, the Debtors shall determine the
Subscription Share of each Electing Holder. If the Subscription Share of an
Electing Holder shall have been rounded to zero in accordance with the definition of Subscription Share, the Purchase Price shall be refunded to such
Electing Holder as soon as practicable after such determination is made. If the
Subscription Share of an Electing Holder is at least one Rights Offering Share but not a whole number of Rights Offering Shares then (1) if such Subscription
Share shall have been rounded up to the nearest whole share in accordance with the definition of Subscription Share, within two Business Days following notice from Reorganized Falcon that such Subscription Share was so rounded, such
Electing Holder shall pay to Reorganized Falcon in accordance with the instructions set forth in such notice an amount equal to (x) the fraction of a share so rounded up multiplied by (y) the Subscription Purchase Price (such amount, the "Additional Purchase Price") and (2) if such Subscription Share shall have been rounded down to the nearest whole share in accordance with the definition of Subscription Share, a portion of the Purchase Price equal to (x)
the fraction of a share so rounded down multiplied by (y) the Subscription
Purchase Price shall be refunded to such Electing Holder as soon as practicable after such determination is made.

                  Thereafter, the funds deposited with the Debtors on account of the Rights Offering that are not refunded shall be released from such segregated accounts to the Reorganized Debtors, and, subject to the terms of the
Shareholders' Agreement, the Rights Offering Shares shall be distributed.

                                       59

                  Each Electing Holder that fails to pay the purchase price for its Subscription Shares in full on the Rights Offering Funding Date shall no longer be entitled to participate in the Rights Offering and shall no longer be deemed to be an Electing Holder.

                  On the Effective Date, subject to satisfaction of all other conditions to the Effective Date, the Backstop Parties shall purchase at the
Subscription Purchase Price all Rights Offering Shares that were not purchased in the Rights Offering by Eligible Class 6A Claimholders. The Rights Offering
and all material terms and conditions of the Rights Offering shall be set forth in the Plan Documents, which will be Filed with the Court at least five days prior to the hearing on the Disclosure Statement.

         5.       SOURCES OF CASH FOR PLAN DISTRIBUTION.

                  All Cash necessary for the Reorganized Debtors to make
payments under this Plan shall be obtained from: (a) existing Cash balances; (b)
the operating cash flows from the Debtors and the Reorganized Debtors; (c) the proceeds from the borrowings under the Post-Confirmation Term B Secured Loan;
(d) the proceeds from the borrowings under the Exit Facility; (e) the net proceeds of the Rights Offering; (f) the Committee's Avoiding Power Causes of
Action Litigation Proceeds; and (g) the Audit Committee Report Retained Rights
of Action Litigation Proceeds.

D.       REQUIRED TRANSACTIONS.

         1.       THE REORGANIZED DEBTORS.

                  On or as soon as reasonably practicable after the Effective
Date:
                  a.       Reorganized Falcon shall issue the New Common Stock;
                           and

                  b.       The Reorganized Debtors shall amend and restate their
                           respective certificates of incorporation (the
                           "Restated Certificates"), and their existing by-laws,
                           to the extent necessary.

                                       60

                  As of the Closing and immediately thereafter, the authorized capital stock of Reorganized Falcon will consist solely of 100,000 shares of New
Common Stock, of which the Effective Date Shares Outstanding shall be issued and outstanding. As of the Closing and immediately thereafter, all of the outstanding shares of Reorganized Falcon's capital stock shall be duly authorized, validly issued, fully paid and nonassessable.

                  At the Closing, in furtherance of this Plan, Epic shall be merged with and into Reorganized Falcon, without the need for any action by its directors or stockholders, and in accordance with applicable nonbankruptcy law, the shares of capital stock in Epic shall be cancelled, Epic shall cease to exist, and Reorganized Falcon shall continue as the surviving company.

                  On the Effective Date, the Reorganized Debtors will own their assets free and clear of liens, Claims, and encumbrances, except for the Exit
Facility liens, if any, and liens maintained by the Post-Confirmation Term B
Secured Lenders, and Class 2 and 4 Claim Holders, if any.

                  On and after the Effective Date, the business and affairs of
Reorganized Falcon will be managed by and under the direction of Reorganized
Falcon's board of directors, which will then appoint the other Reorganized
Debtors' boards of directors in accordance with such Reorganized Debtors'
respective organizational documents.

                  Subject to any requirement of Bankruptcy Court approval,
pursuant to Code section 1129(a)(5), the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Persons proposed to serve on the initial board of directors of Reorganized Falcon in the Statement of Officers and Directors. On the Effective Date, the classification and

                                       61

composition of the board of directors shall be consistent with Reorganized
Falcon's Restated Certificate.

                  Reorganized Falcon is authorized and shall prepare, execute, and deliver to the secretary of state of the State of Delaware the certificate of merger (the "Certificate of Merger") relating to Epic.

                  Prior to Closing, the Reorganized Debtors shall authorize:

                  (a)      the filing under the laws of the States of Delaware,
                           New Jersey, Missouri, New York, Mississippi, and
                           Illinois, of the Restated Certificates, which
                           Restated Certificates shall be in full force and
                           effect under the laws of the respective States as of
                           the Closing; and

                  (b)      any certificates and other documents necessary and
                           desirable under Delaware, New Jersey, Missouri, New
                           York, Mississippi, and Illinois law to effect the
                           foregoing.

2.       REORGANIZED FALCON.

                  Prior to Closing, Reorganized Falcon shall authorize:

                  (a)      the issuance of New Common Stock to Holders of Class
                           3 Claims; and

                  (b)      the filing under the laws of the State of Delaware of
                           the Certificate of Merger, which Certificate of
                           Merger shall be in full force and effect under the
                           laws of the State of Delaware as of the Closing.

         3.       THE MANAGEMENT INCENTIVE PLAN.

                  On the Effective Date, the Reorganized Debtors shall adopt and implement a "Management Incentive Plan" to provide designated members of senior management of the Reorganized Debtors with: (i) options to purchase up to a number of shares of New Common Stock equal to 7.5% of the outstanding New Common
Stock on the Effective Date (calculated on

                                       62

a fully-diluted basis, taking account of the issuance of the Effective Date
Shares Outstanding and the options issuable under the Management Incentive
Plan), which options shall have an exercise price based upon the Rights Offering
Equity Value of the Reorganized Debtors; and (ii) options to purchase up to a number of shares of New Common Stock equal to 2.5% of the outstanding New Common
Stock on the Effective Date (calculated on a fully-diluted basis, taking account of the issuance of the Effective Date Shares Outstanding and the options issuable under the Management Incentive Plan), which options shall have a exercise price based upon an enterprise value of the Reorganized Debtors of $200 million. The terms and conditions of the Management Incentive Plan shall be set forth in the Plan Documents which shall be Filed five days prior to the
Confirmation Hearing. The Management Incentive Plan shall not be subject to dilution by the Rights Offering.

E.       POWERS OF THE REORGANIZED DEBTORS.

         1.       POWERS OF THE REORGANIZED DEBTORS.

                  The Reorganized Debtors shall have all the powers and duties set forth in this Plan, the Restated Certificate, and under applicable law.
Except with respect to the Committee's Avoiding Power Causes of Action, the
Reorganized Debtors shall become, on the Effective Date of this Plan, the exclusive representative of the Estates under Code sections 1123(b)(3)(B) and
1129(a)(5), and applicable provisions under the Delaware General Corporations
Law. Subject to the provisions of this Plan, but notwithstanding whether they are set forth in the Disclosure Statement or this Plan, on and after the
Effective Date, the Estates shall retain and the Reorganized Debtors may enforce any and all rights, Claims, causes of action, powers, privileges, licenses, and franchises of the Debtors or the Estates, including all rights regarding tax determinations under Code section 505, all causes of action arising under this
Plan and the Code, and all Reserved Rights of Action but excluding the
Committee's Avoiding Power Causes

                                       63

of Action; provided, however, that the Estates may not retain or enforce any
Claim or right that is waived, relinquished, released, compromised, or settled, or assigned to the Creditor Trust, in accordance with the express provisions of this Plan.

                  The Reorganized Debtors shall have the authority to pay any
Post-Effective Date Claims in the ordinary course of business.

         2.       AUTHORITY TO COMPROMISE CLAIMS AND DEFENSES; OFFSET.

                  Subject to the Creditor Trust's right to object to the
allowability of Class 6A Claims only, as set forth in Article VI.A hereof, the
Reorganized Debtors may, in their sole and absolute discretion, settle and compromise as appropriate, without further order of the Bankruptcy Court, any and all (a) Reserved Rights of Action, and (b) Claims. The Estates may, but
shall not be required to, set off or recoup against any Claim and the distributions to be made pursuant to this Plan in respect of such Claim, any counterclaims, setoffs, or recoupments of any nature whatsoever that the Estates may have against the Holder of the Claim, but neither the failure to do so nor the allowance of any Claim shall constitute a waiver or release by the Estates or the Reorganized Debtors of any such Claim, cause of action, setoff, or recoupment.

         3.       NOTICE OF EFFECTIVE DATE.

                  As soon as practicable following the occurrence of the
Effective Date, and, in any event, no later than 30 days after the Effective
Date, the Reorganized Debtors shall serve the Notice of Effective Date on the
Persons on the All Notices List, and on all Holders of Claims and Interests.

         4.       COMPLIANCE WITH TAX REQUIREMENTS.

                  The Reorganized Debtors shall prepare and file any necessary tax returns with respect to, and shall pay all taxes due from, the Debtors in
Possession or the Estates, and all taxes imposed on any gains, interest, earnings, or other income on assets of the Estates. To the extent

                                       64

applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed by any governmental unit, and all distributions pursuant to this Plan shall be subject to such applicable withholding and reporting requirements. In addition, to the extent required by applicable law, reported distributions from such reserves shall include all interest and investment income, if any, attributable to the Cash or property being distributed net of taxes which are, or are estimated to be, due and payable thereon.

         5.       CASE CLOSING.

                  After: (a) the payment in full of all Allowed Administrative
Claims, Allowed Administrative Tax Claims, and Allowed Priority Tax Claims, and
the disallowance by Final Order of all other Administrative Claims,
Administrative Tax Claims, and Priority Tax Claims; and (b) the disallowance or allowance of all Class 1A through 6B Claims, the Reorganized Debtors shall seek an order closing the Cases, under Code section 350.

F.       1146(c) EXEMPTION.

                  In accordance with Code section 1146(c), the making, delivery, filing or recording of any mortgages, deeds of trust, leasehold mortgages, leases (whether recorded or unrecorded) and/or the various instruments and documents of transfer as specified in or contemplated by this Plan
(collectively, "Instruments of Transfer") and/or the exhibits thereto are hereby exempt from taxation under any law imposing a recording tax, stamp tax, transfer tax or any similar tax. The Reorganized Debtors, or any agent or representative thereof, are hereby authorized to serve upon all filing and recording officers a notice in connection with the filing and recording of any such Instruments of
Transfer in accordance with this Plan, to evidence and implement this paragraph.
The appropriate state or local government filing and recording officers are hereby directed to accept for filing or recording all Instruments of Transfer or other documents of transfer to be filed and recorded in accordance with this
Plan and the exhibits thereto, without payment of any

                                       65

such tax or government assessment, and without the presentation of any affidavits, instruments, or returns otherwise required for recording, other than this Confirmation Order. The Bankruptcy Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

G.       RETENTION OF JURISDICTION.

                  On and after the Effective Date, the Bankruptcy Court will retain all jurisdiction as is legally permissible, including for the following purposes:

                  (a)      To enforce the provisions, purposes, and intent of
                           this Plan and the Confirmation Order, and to resolve
                           any and all disputes regarding the operation and
                           interpretation of this Plan and the Confirmation
                           Order.

                  (b)      To determine the allowance, classification, or
                           priority of any Claims and to estimate Class 4, 5,
                           6A, 6B, and 6C Claims, upon objection or motion by
                           the Reorganized Debtors, or other parties in interest
                           with standing to bring such objection or proceeding.

                  (c)      To determine the extent, validity, and/or priority of
                           any lien asserted against property of the Debtors or
                           the Estates or property abandoned or transferred by
                           the Debtors or the Estates.

                  (d)      To take such actions and issue such orders as are
                           appropriate to: (i) enforce and execute this Plan,
                           the Confirmation Order, and any Final Order; (ii) the
                           implementation, execution, performance, and
                           consummation of this Plan, the Confirmation Order,
                           and all matters referred to in this Plan and the
                           Confirmation Order, and any and all matters relating
                           to the Creditor Trust; and (iii) determine all
                           matters that

                                       66

                           may be pending before the Bankruptcy Court in the
                           Cases on or before the Effective Date.

                  (e)      To determine any and all applications for allowance
                           of compensation and reimbursement of expenses of
                           Professional Persons and to determine any other
                           requests for payment of Administrative Claims.

                  (f)      To determine matters relating to the collection,
                           liquidation, and realization upon property of the
                           Debtors or the Estates.

                  (g)      To the extent provided in Article V.E.2, to authorize
                           and approve or disapprove any settlements or
                           compromises of Claims, causes of action, defenses, or
                           controversies asserted by or against the Estates or
                           the Debtors, and the sale, lease, or other
                           disposition of property of the Estates or the
                           Debtors.

                  (h)      To determine, as is necessary or appropriate under
                           Code section 505 or otherwise, matters relating to
                           tax returns filed or to be filed on behalf of the
                           Debtors, the Estates, or the Reorganized Debtors for
                           all periods through the end of the fiscal year in
                           which the Cases are closed, including the
                           determination of the amount of basis, depreciation,
                           net operating losses, or other tax attributes of the
                           Debtors, the Estates, or the Reorganized Debtors.

                  (i)      To implement the provisions of this Plan and to enter
                           orders in aid of Confirmation, including orders to:
                           (i) recover property of the Debtors, the Estates or
                           the Reorganized Debtors; (ii) determine causes of
                           action that may be asserted by or against the
                           Estates, the Reorganized Debtors,

                                       67

                           Professional Persons, or the Committee; (iii)
                           determine whether property is property of the Estates
                           or of the Reorganized Debtors; (iv) protect the
                           assets of the Estates and the Reorganized Debtors
                           from Creditor action; and (v) enter orders enabling
                           Persons to perform acts necessary for consummation of
                           this Plan.

                  (j)      To enter such orders as may be appropriate in the
                           event the Confirmation Order is for any reason
                           stayed, revoked, modified, rescinded or vacated.

                  (k)      To adjudicate all adversary proceedings and contested
                           matters in which the Debtors, the Committee, the
                           Estates, or the Reorganized Debtors are a party in
                           interest, including the Reserved Rights of Action and
                           other causes of action.

                  (l)      To adjudicate all proceedings, complaints, adversary
                           proceedings and contested matters in which the
                           Creditor Trust or the Creditor Trust Beneficiaries
                           are a party in interest, including the Committee's
                           Avoiding Power Causes of Action, the Individual
                           Creditor Claims, and other causes of action;

                  (m)      To determine all applications, motions, adversary
                           proceedings, contested matters, and any other
                           litigated matters arising in or under, or related to,
                           the Cases whether before, on, or after the Effective
                           Date.

                  (n)      To modify this Plan and to confirm a modified plan
                           consistent with the Code and the Bankruptcy Rules.

                  (o)      To issue injunctions, provide declaratory relief,
                           take such other legal or equitable actions, or issue
                           such other orders as may be necessary or

                                       68

                           appropriate to restrain interference with this Plan,
                           the Estates or its property, the Reorganized Debtors,
                           Professional Persons, the Committee, or the
                           Confirmation Order.

                  (p)      To enter an order closing the Cases.

H.       DEBTORS' PRESERVATION OF RIGHTS OF ACTION AND DEFENSES.

                  Except to the extent such rights, claims, causes of action, defenses, and counterclaims are expressly and specifically released in connection with this Plan or in any settlement agreement approved during the
Cases, (i) any and all Reserved Rights of Action shall remain assets of and vest in the Reorganized Debtors, and the Committee's Avoiding Power Causes of Action
shall vest in the Creditor Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such Reserved Rights of
Action or the Committee's Avoiding Power Causes of Action have been Scheduled or otherwise listed or referred to in this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, and (ii) neither the Debtors nor the Reorganized Debtors nor the Creditor Trust, waive, relinquish, or abandon
(nor shall they be estopped or otherwise precluded from asserting) any Reserved
Rights of Action that constitute property of the Debtors' Estates or any of the
Committee's Avoiding Power Causes of Action: (a) whether or not such Reserved
Rights of Action or the Committee's Avoiding Power Causes of Action have been listed or referred to in the Schedules, this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such
Reserved Rights of Action or the Committee's Avoiding Power Causes of Action are
currently known to the Debtors, and (c) whether or not a defendant in any litigation relating to such Reserved Rights of Action or the Committee's
Avoiding Power Causes of Action filed a proof of Claim in the Cases, filed a notice of appearance or any other pleading or notice in the Cases, voted for or against this Plan, or

                                       69

received or retained any consideration under this Plan. Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to any Reserved Rights of Action, or potential Reserved Rights of Action in the
Debtors' Schedules or the Committee's Avoiding Power Causes of Action, this
Plan, the Disclosure Statement, or any other document filed with the Bankruptcy
Court shall in no manner waive, eliminate, modify, release, or alter the
Reorganized Debtors' right to commence, prosecute, defend against, settle, and realize upon any Reserved Rights of Action, or the Creditor Trust's right to commence, prosecute, defend against, settle, and realize upon any of the
Committee's Avoiding Power Causes of Action, that any of the Debtors or the
Reorganized Debtors have or may have as of the Confirmation Date. The
Reorganized Debtors may commence, prosecute, defend against, recover on account of, and settle all Reserved Rights of Action in its sole discretion in accordance with what is in the best interests, and for the benefit, of the
Reorganized Debtors. The Creditor Trust may commence, prosecute, defend against, settle, and recover on account of all of the Committee's Avoiding Power Causes of Action in its sole discretion, and in accordance with what is in the best interests, and for the benefit, of the Creditor Trust and the Creditor Trust
Beneficiaries.

I.       MODIFICATION AND WITHDRAWAL.

                  At any time prior to Confirmation of this Plan, the Debtors may supplement, amend, modify, withdraw or revoke this Plan. After Confirmation of this Plan, the Debtors or the Reorganized Debtors may: (i) apply to the
Bankruptcy Court, pursuant to section 1127 of the Code, to modify this Plan, and
(ii) apply to the Bankruptcy Court to remedy defects or omissions in this Plan or to reconcile inconsistencies in this Plan.

                                       70

                  In the event that any impaired Class of Claims or Falcon
Interests shall fail to accept this Plan in accordance with section 1129(a)(8)
of the Code, the Debtors (i) may request that the Bankruptcy Court confirm this
Plan in accordance with section 1129(b) of the Code, and (ii) in accordance with
Article V.I may modify this Plan in accordance with section 1127(a) of the Code.

                                      VI.

                         PROVISIONS REGARDING ALLOWANCE,
                           OBJECTION AND DISTRIBUTION
                           --------------------------

A.       PROVISIONS REGARDING ALLOWANCE AND OBJECTION DEADLINES.

                  Notwithstanding any other provision in this Plan: (a) no
Holder of a Claim shall receive or retain property of the Debtors in excess of the allowed amount of its Claim; and (b) no provision of this Plan shall increase or expand the amount or scope of any lien or Claim. The Creditor Trust shall have the right to object to the allowability of Class 6A Claims only, in its sole discretion.

         1.       ADMINISTRATIVE CLAIMS.

                  Any objection to an Administrative Claim, other than an
Administrative Claim subject to a Final Fee Application, shall be Filed and also served upon the Holder of such Claim no later than the first day that is the later of: (a) the date that is 90 days after the Effective Date; (b) the date that is 60 days after the request for payment is Filed; and (c) such extended date as may be fixed by the Bankruptcy Court on motion Filed by the Reorganized
Debtors and also served on the Holder of the Claim and the Persons on the All
Notices List, including the Committee Counsel; provided, however, that the foregoing shall not prohibit: (x) objections to late-Filed Administrative Claims or objections to amendments to Administrative Claims;

                                       71

(y) raising new objections based upon newly discovered facts if a timely objection has been Filed; or (z) seeking reconsideration of any Administrative
Claim that has been allowed.

         2.       FINAL FEE APPLICATIONS.

                  Any objection to an Administrative Claim subject to a Final
Fee Application shall be Filed and also served upon the Holder of such Claim no later than the date set by the Bankruptcy Court.

         3.       ADMINISTRATIVE TAX CLAIMS.

                  Any objection to an Administrative Tax Claim shall be Filed and also served upon the Holder of such Claim no later than the first day that is the later of: (a) the date that is 180 days after the Effective Date; (b) the date that is 30 days after the motion regarding such Claim is Filed under
Article III.A.1.b.iii; and (c) such extended date as may be fixed by the
Bankruptcy Court on motion Filed by the Reorganized Debtors and also served on the Holder of the Claim and the Persons on the All Notices List; provided, however, that the foregoing shall not prohibit: (x) objections to late-Filed
Administrative Tax Claims or to amendments to Administrative Tax Claims; (y)
raising new objections based upon newly discovered facts if a timely objection has been Filed; or (z) seeking reconsideration of any Administrative Tax Claim that has been allowed.

         4.       PRIORITY TAX CLAIMS AND CLASS 4 THROUGH 6B CLAIMS.

                  Any objection to a Priority Tax Claim, or a Class 4 through 6B
Claim shall be Filed and also served upon the Holder of such Claim, no later than the first day that is the later of: (a) the date that is 90 days after the
Effective Date; and (b) such extended date as may be fixed by the Bankruptcy
Court, for cause shown, on motion Filed by the Reorganized Debtors and also served on the Holder of the Claim and the Persons on the All Notices List;
provided, however, that the foregoing shall not prohibit: (x) objections to late-Filed Claims or to

                                       72

amendments to Claims; (y) raising new objections based upon newly discovered facts if a timely objection has been Filed; or (z) seeking reconsideration of any Claim that has been allowed.

B.       DISPUTED CLAIMS.

                  No distributions and no payments will be made with respect to all or any portion of a Disputed Claim until such
Claim is an Allowed Claim.

C.       RESERVES FOR CLAIMS.

         1.       ADMINISTRATIVE CLAIMS AND ADMINISTRATIVE TAX CLAIMS.

                  Prior to making any distributions on Allowed Administrative
Claims and Allowed Administrative Tax Claims, the Reorganized Debtors shall establish a Cash reserve for all Disputed Administrative Claims and Disputed
Administrative Tax Claims. The reserve for an Administrative Claim or an
Administrative Tax Claim shall be based upon the Administrative Claim or the
Administrative Tax Claim being in the amount set forth on the books and records of the Debtors unless and until a motion is Filed pursuant to Article
III.A.1.b.iii at which time the reserved amount shall be modified so that it is the amount set forth in the motion Filed pursuant to Article III.A.1.b.iii.

         2.       OTHER PRIORITY CLAIMS.

                  Prior to making any distribution on Allowed Other Priority
Claims, the Reorganized Debtors shall establish a Cash reserve for all Disputed
Other Priority Claims. The reserve for an Other Priority Claim shall be based upon the Other Priority Claim being in the amount of the Other Priority Claim set forth in the proof of Claim, or if no proof of Claim has been Filed, the
Scheduled amount set forth for the Other Priority Claim if it is shown on the
Schedules as being noncontingent, liquidated and undisputed.

                                       73

         3.       PRIORITY TAX CLAIMS.

                  Prior to making any distributions on Allowed Priority Tax
Claims, the Reorganized Debtors shall establish a Cash reserve for all Disputed
Priority Tax Claims. The reserve for a Priority Tax Claim shall be based upon the Priority Tax Claim being in the amount of the Priority Tax Claim set forth in the proof of Claim, or if no proof of Claim has been Filed, the Scheduled amount set forth for the Priority Tax Claim if it is shown on the Schedules as being noncontingent, liquidated and undisputed. The amount actually reserved shall be equal to the Reorganized Debtors 's obligations, pursuant to Article
III.A.2 hereof, to make installment payments on account of such Priority Tax
Claim during the one-year period following the Effective Date.

         4.       CLASS 6A CLAIMS.

                  The Reorganized Debtors shall establish a Cash reserve for all
Disputed Class 6A Claims relating to the Audit Committee Report Retained Rights of Action Litigation Proceeds, but such reserves shall only be established from any such proceeds collected, if any. The reserve for such Claims shall be based upon the Claim being in the lower of: (a) the amount of the Claim set forth in the proof of Claim, or if no proof of Claim has been Filed, the Scheduled amount set forth for a Class 6A Claim if it is shown on the Schedules as being noncontingent, liquidated and undisputed; and (b) the Estimated Amount of such
Claim for distribution purposes, as determined by the Bankruptcy Court.

D.       ESTIMATION OF CLASS 5, 6A, AND 6B CLAIMS.

                  After the Effective Date, the Reorganized Debtors may commence such actions and proceedings in the Bankruptcy Court, to the extent permitted by the Code and applicable law, as are appropriate to estimate any Disputed Class 5 or 6A Claim, or that portion of a Class 6B Claim that the Holder elects to be treated as a Class 6A Claim (i.e. that portion not fully

                                       74

covered by the Insurance Policies). The estimation of all or a portion of a
Class 6B Claim shall not determine whether such Claim is covered by the
Insurance Policies or the amount, if any, to be paid out of the proceeds of the
Insurance Policies.

                  The "Estimated Amount" with respect to such Claim shall be the amount established by Bankruptcy Court order under Code section 502(c). If the
Bankruptcy Court estimates a Disputed Class 5, 6A or 6B Claim, then the amount so estimated shall set the maximum amount that can be allowed thereafter for the
Disputed Class 5 or 6A Claim, or that portion of a Class 6B Claim that the
Holder elects to be treated as a Class 6A Claim (i.e. that portion not fully covered by the Insurance Policies); provided, however, that nothing herein shall limit the ability of the Bankruptcy Court to allow the Disputed Class 5, 6A, or
6B Claim for an amount less than the Estimated Amount.

                  Motions to estimate the amount of any Agreed 6A Claim may be set for hearing on an expedited basis. Subject to the availability of the Court, motions to estimate the amount of any Agreed 6A Claim may be set for hearing on three calendar days notice and any objections to such motions must be Filed one day prior to the hearing.

E.       PROCEDURES FOR DISTRIBUTIONS.

                  The Reorganized Debtors shall serve as the Disbursing Agent for all distributions to be made to Holders of Allowed Claims under this Plan, other than the distribution of the Creditor Trust Assets. The Trustee of the
Creditor Trust shall serve as the Disbursing Agent for distributions of the
Creditor Trust Assets, in accordance with Article III.B.7 hereof.
Notwithstanding the provisions of Article VI.E.2 of this Plan regarding the cancellation of the Notes Indenture, the Notes Indenture shall continue in effect to permit BNY to receive distributions on behalf of the Noteholders and to make distributions pursuant to the Plan on account of the Notes. The
Disbursing Agent may employ one or more sub agents on such terms

                                       75

and conditions as it may agree in its discretion, and the Disbursing Agent shall not be required to provide any bond in connection with the making of any distributions pursuant to this Plan.

         1.       DATES OF DISTRIBUTION.

                  Except in Article VI.E, any distribution required to be made on the Effective Date shall be deemed timely if made as soon as practicable after such date and, in any event, within thirty (30) days after such date. Any distribution required to be made upon a Disputed Claim becoming an Allowed Claim and no longer being a Disputed Claim shall be deemed timely if made as soon as practicable thereafter. So long as there are sufficient proceeds to distribute, and after reserving funds for Disputed Claims, at least once a year the
Disbursing Agent, in its sole and absolute discretion, shall make distributions of the Audit Committee Report Retained Rights of Action Litigation Proceeds and
the Committee's Fraudulent Transfer Actions Litigation Proceeds until all such proceeds are collected and distributed.

         2.       OLD INSTRUMENTS AND SECURITIES.

                  a.       SURRENDER AND CANCELLATION OF INSTRUMENTS AND
                           SECURITIES.

                  Except as otherwise provided herein, as a condition to
receiving any distribution pursuant to this Plan, each Person holding any note or other instrument or security (collectively "Instruments or Securities" and individually an "Instrument or Security") evidencing an existing Claim against a
Debtor must surrender such Instrument or Security to the Reorganized Debtors, together with such additional information or documentation which the Reorganized
Debtors may require.

                  b.       RIGHTS OF PERSONS HOLDING OLD INSTRUMENTS AND
                           SECURITIES.

                  Except as otherwise provided herein, as of the Effective Date, and whether or not surrendered by the Holder thereof, all existing Old Falcon
Common Stock, Notes, the Notes Indenture, Junior Convertible Debentures, and all
other Instruments and Securities evidencing

                                       76

any Claims or Interests shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any person, and any Claims or Interests under or evidenced by such Old Falcon Common
Stock, Notes, Junior Convertible Debentures or other Instruments or Securities shall be deemed discharged. Notwithstanding the foregoing, the Notes Indenture shall continue in effect solely for the purposes of: (i) allowing BNY to make the distributions to be made on account of Noteholders' Allowed Claims under the
Plan; and (ii) permitting BNY to maintain its rights to recover its fees and expenses under the Notes Indenture. All options to purchase any stock of Falcon, including the Pre-Petition Warrants, shall be deemed rejected, cancelled and terminated as of the Petition Date.

                  c.       CANCELLATION OF LIENS.

                  Except as otherwise provided in this Plan, any lien securing any Secured Claim, other than the liens securing the Term A Secured Lenders'
Claims, shall be deemed released and discharged, and the Person holding such
Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors at the sole expense of the
Reorganized Debtors.

         3.       INTEREST.

                  To the extent practicable, the respective Disbursing Agent shall keep all funds of the Reorganized Debtors and the Creditor Trust Assets in
interest bearing instruments or accounts.

                  Nothing in this Article shall affect any Claim, position, or right by the Holder of any Claim that the allowed amount of the Claim should include interest accruing prior to the

                                       77

Petition Date, but no Claim shall be allowed for interest for periods after the
Petition Date, or after the Confirmation Date, except as provided in this Plan.

         4.       DE MINIMIS DISTRIBUTIONS AND FRACTIONAL SHARES.

                  a.       CASH DISTRIBUTIONS.

                  No Cash payment of less than ten dollars ($10) shall be made by the Disbursing Agent to any Holder of Claims unless a request therefor is made in writing to the Disbursing Agent. Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole dollar. Any Cash that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class, be treated as "Unclaimed
Property" under this Plan.

                  b.       NEW COMMON STOCK DISTRIBUTIONS.

                  Neither the Debtors, nor the Reorganized Debtors will have any obligations to make distributions of New Common Stock to Holders who would be entitled to receive less than one full share of New Common Stock. If a Holder of an Allowed Class 3 Claim is entitled to receive a distribution of a fraction of a share of New Common Stock then: (i) if the Holder is entitled to a distribution of less than one full share of New Common Stock, Reorganized Falcon shall issue to such Holder one whole share, or (ii) if the Holder is entitled to at least one full share of New Common Stock, Reorganized Falcon shall issue to such Holder the number of shares rounded up or down to the nearest whole share.
Any securities or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class, be treated as "Unclaimed Property" under this Plan.

                                       78

         5.       MANNER OF PAYMENT UNDER THE PLAN.

                  Cash payments made pursuant to this Plan shall be in United
States currency by checks drawn on an Acceptable Depository or by wire transfer from an Acceptable Depository, at the Disbursing Agent's option.

         6.       DELIVERY OF DISTRIBUTIONS.

                  Except as provided in Article VI.E.7 with respect to Unclaimed
Property, notices and distributions to Holders of Allowed Claims and Allowed
Administrative Claims shall be distributed by mail as follows: (1) with respect to each Holder of an Allowed Claim that has Filed a proof of Claim, at the address for such Holder as maintained by the official claims agent for the
Debtors; (2) with respect to each Holder of an Allowed Claim that has not Filed a proof of Claim, at the address reflected on the Schedules filed by the
Debtors, provided, however, that if the Debtors or the Reorganized Debtors have received a written notice of a change of address for such Holder, the address set forth in such notice shall be used; or (3) with respect to each Holder of an
Allowed Administrative Claim, at such address as the Holder may specify in writing.

         7.       UNDELIVERABLE DISTRIBUTIONS.

                  If the distribution of Cash or New Common Stock to the Holder of any Allowed Claim or Allowed Administrative Claim is returned to the
Disbursing Agent as undeliverable (any such distribution being hereinafter referred to as "Unclaimed Property"), no further distribution shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such
Holder's then current address. Subject to the remainder of this Article VI.E.7,
Unclaimed Property shall remain in the possession of the Disbursing Agent pursuant to this Article VI.E.8, and shall be set aside (in the case of New
Common Stock) or held in a segregated interest bearing account (as to Cash
Unclaimed Property) to be maintained by the Disbursing

                                       79

Agent until such time as the subject distribution becomes deliverable. Nothing contained in this Plan shall require the Disbursing Agent or any other Person to attempt to locate such Person.

         8.       DISPOSITION OF UNCLAIMED PROPERTY.

                  If the Person entitled thereto notifies the Disbursing Agent of such Person's Claim to the distribution of Unclaimed Property within six months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person as soon as is practicable. Any Holder of an
Allowed Claim or Allowed Administrative Claim that does not assert a claim in writing for Unclaimed Property held by the Disbursing Agent within six months after the Effective Date shall no longer have any Claim to or interest in such
Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Disbursing Agent. In such cases any property held for distribution on account of such Claims or Administrative
Claims by the Disbursing Agent shall be retained by the Reorganized Debtors as follows: pursuant to Code section 347(b), any undistributed Cash shall be the property of the Reorganized Debtors, any undistributed New Common Stock shall be the property of the Reorganized Debtors (and may be cancelled by the Reorganized
Debtors, free from any restrictions thereon, and such undistributed Cash or securities shall not be subject to the unclaimed property or escheat laws of any
State or other governmental unit.

F.       RECORD DATE.

                  On the Effective Date, the transfer ledgers for the Notes and
Old Falcon Common Stock shall be closed, and there shall be no further changes in the Holders of record of such securities. Unless written notice of an assignment executed by both the assignor and assignee is provided to the
Disbursing Agent and, in the case of Notes only, to the respective indenture trustee, the Disbursing Agent and the respective indenture trustee shall not recognize any transfer

                                       80

of the Notes or Old Falcon Common Stock occurring after the Effective Date, but shall instead be entitled to recognize and deal for all purposes with only those
Holders of record as of the close of business on the Effective Date.
Distributions to Noteholders under the Plan, if any, shall be made to those entities who are Noteholders as of the Effective Date.

                                      VII.

                         CONFIRMATION AND EFFECTIVE DATE
                         -------------------------------

A.       CONDITIONS PRECEDENT TO CONFIRMATION.

                  The following are conditions precedent (each, a "Confirmation
Condition Precedent") to Confirmation of this Plan:

                  1.       The Bankruptcy Court shall have entered the
                           Confirmation Order.

                  2.       The Estates shall have sufficient Cash, or sufficient
                           committed funds, so as to pay in full the
                           Administrative Claims, Administrative Tax Claims,
                           Priority Tax Claims, DIP Facility Claims, and Other
                           Priority Claims.

                  3.       The Backstop Parties shall have duly and validly
                           executed and delivered the Backstop Agreement.

                  4.       The three defined benefit pension plans maintained by
                           the Debtors, consisting of the (i) Shelby Williams
                           Industries, Inc. Employees' Pension Plan, (ii) Falcon
                           Products, Inc. Retirement Plan, and (iii) Sellers &
                           Josephson, Inc. Employees' Pension Plan, shall be
                           terminated by agreement between the administrator of
                           each of the plans and the Pension Benefit Guaranty
                           Corporation (or, if termination is contested, by
                           final order of the appropriate U.S. District Court)
                           in accordance with the pension plan termination
                           provisions of the Employee Retirement Income Security
                           Act of 1974.

                  5.       The Bankruptcy Court shall have entered a Final Order
                           modifying, in a form acceptable to the Backstop
                           Parties, in their sole and absolute discretion, or

                                       81

                           terminating the Agreement Between Shelby Williams
                           Industries, Inc. and United Food and Commercial
                           Workers International Union And Its Local 272 (T),
                           dated November 27, 2003 to November 21, 2005.

                  Any and all of the conditions precedent to Confirmation set forth above may be waived by the Backstop Parties, in their sole and absolute discretion, at any time prior to Confirmation.

B.       CONDITIONS PRECEDENT TO PLAN EFFECTIVENESS.

                  The following shall be conditions precedent to the
effectiveness of this Plan and the occurrence of the Effective Date:

                  1.       All of the conditions in Article VII.A have been
                           satisfied or waived.

                  2.       The Exit Facility lender shall have duly and validly
                           executed and delivered the Exit Facility agreements
                           and the Exit Facility shall have closed and be in
                           full force and effect.

                  3.       The loan transaction contemplated by the Amended Term
                           A Loan Agreement shall have closed and be in full
                           force and effect.

                  4.       The Post-Confirmation Term B Secured Loan shall have
                           closed and be in full force and effect.

                  5.       The new board of directors of Reorganized Falcon
                           shall have been appointed as set forth in this Plan
                           and shall have agreed to serve.

                  6.       The Confirmation Order shall have become a Final
                           Order, unless such condition shall have been waived
                           by the Backstop Parties in their sole and absolute
                           discretion.

                  7.       All agreements and instruments contemplated by, or to
                           be entered into pursuant to, this Plan, including,
                           without limitation, each of the Plan Documents

                                       82

                           necessary for consummation of this Plan, shall have
                           been duly and validly executed and delivered by the
                           parties thereto and all conditions to their
                           effectiveness shall have been satisfied or waived,
                           and have closed, where applicable.

                  8.       The Rights Offering shall have closed.

                  9.       The Backstop Parties shall have confirmed in writing
                           to the Debtors that all of the Plan Documents are in
                           a form satisfactory to the Backstop Parties, in their
                           sole and absolute discretion.

                  If the Effective Date does not occur by February 4, 2006, then the results set forth in Article VII.C below shall
apply.

C.       NON-OCCURRENCE OF EFFECTIVE DATE.

                  If for any reason the Effective Date does not occur, then:

                  1.       The Confirmation Order shall be deemed vacated;

                  2.       All bar dates and deadlines established by this Plan
                           or the Confirmation Order shall be deemed vacated;

                  3.       The Cases shall continue as if Confirmation had not
                           occurred;

                  4.       This Plan shall be of no further force and effect;

                  5.       The Debtors and the Estates shall be placed in the
                           same position as if Confirmation had not occurred;
                           and

                  6.       Neither this Plan, the Disclosure Statement, nor any
                           pleadings Filed in connection with the approval
                           thereof shall constitute an admission of any fact or
                           legal position or a waiver of any legal rights held
                           by any party prior to Confirmation.

                  Notwithstanding the above, the failure of the Effective Date to occur, and the consequences thereof as set forth above, shall not affect the validity of any order entered in the Cases, other than the Confirmation Order.

                                       83

                                     VIII.

                      EFFECT OF CONFIRMATION AND INJUNCTION
                      -------------------------------------

A.       DISCHARGE.

                  Except as otherwise specifically provided in this Plan or in the Confirmation Order, pursuant to section 1141(d) of the Code, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all
Claims, including any interest or penalties accrued on such Claims from and after the Petition Date, whether known or unknown, against liabilities of, liens on, obligations of, rights against and Interests in the Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights and Interests, including but not limited to, Claims and Interests that arose before the Confirmation Date, including all debts of the kind specified in sections 502(g), 502(h) and 502(i) of the Code, in each case whether or not (a)
a proof of Claim or interest based upon such Claim, debt, right or Interest is
Filed or deemed Filed under section 501 of the Code; (b) a Claim or Interest based upon such Claim, debt, right or Interest is allowed under section 502 of the Code, or (c) the Holder of such a Claim, debt, right, or Interest accepted this Plan. The Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.

B.       INJUNCTION.

                  Except as otherwise expressly provided in this Plan, the
documents executed pursuant to this Plan, or the Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of this Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity

                                       84

on behalf of any State or other governmental units) shall be permanently enjoined from: (a) taking any of the following actions on account of any such discharged debt, Claim, or Interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their property; (3) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their property; (4)
asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan; and (b) taking any of the following actions on account of any Claims or Reserved Rights of Action that are revested in, or transferred to, the
Reorganized Debtors as of the Effective Date or under this Plan (to the extent one or more Debtors' Estates held such Claim or rights of action or held the right to assert such Claim or right of action after the Petition Date)
commencing or continuing in any manner any action or other proceeding of any kind to recover on or otherwise with respect to such Claims or rights of action.
Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

                                      IX.

                                  MISCELLANEOUS
                                  -------------
A.       U.S. TRUSTEE FEES.

                  Any unpaid fees due under 28 U.S.C. ss. 1930(a)(6) to the U.S.
Trustee from the Petition Date through the calendar quarter prior to the calendar quarter in which the Effective

                                       85

Date occurs, shall be paid on the Effective Date. Commencing with the calendar quarter in which the Effective Date occurs, and the Reorganized Debtors shall comply with such U.S. Trustee reporting requirements and payment of quarterly fees in such amounts as are required to be paid under 28 U.S.C. ss. 1930(a)(6).

B.       RESTRUCTURING EXPENSES.

                  On the Effective Date, the Reorganized Debtors shall pay the reasonable attorneys' fees and expenses and reasonable fees and expenses of the financial advisor of the Backstop Parties, the Term B Secured Lenders, and the
Post-Confirmation Term B Secured Lenders without further order of the Bankruptcy
Court.

C.       GENERAL AUTHORITY.

                  The Reorganized Debtors shall execute such documents, and take such other actions, as are necessary to effectuate the transactions provided for in this Plan.

D.       DISSOLUTION OF COMMITTEE.

                  On the Effective Date, the Committee shall be deemed disbanded and its members shall be released and discharged from all rights and duties arising from, or related to, the Cases.

E.       SUCCESSORS AND ASSIGNS.

                  The rights, benefits, and obligations of any Person named or referred to in this Plan are binding on, and will inure to the benefit of, any permitted heirs, executors, administrators, successors, or assigns of such
Person, including any successor to the Estates or the Reorganized Debtors.

F.       BINDING EFFECT.

                  This Plan and all rights, duties and obligations thereunder shall be binding upon and inure to the benefit of the Debtors, the Reorganized
Debtors, Holders of Claims, Holders of Interests, and their respective successors and assigns.

                                       86

G.       GOVERNING LAW.

                  Unless a rule of law or procedure is supplied by federal law
(including the Code and Bankruptcy Rules), or by an express choice of law provision in any agreement, contract, document, or instrument provided for or executed in connection with this Plan, the rights and obligations arising under this Plan and any agreement, contract, document, or instrument provided for or executed in connection with this Plan, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

H.       NO ADMISSION.

                  Except as specifically provided in this Plan, nothing
contained in this Plan or the Disclosure Statement shall be deemed or construed in any way as an admission by the Debtors or the Estates with respect to any matter set forth in this Plan or the Disclosure Statement, including the amount or allowability of any Claim, or the value of any property of the Estates.

I.       PAYMENT DATES.

                  Whenever any payment or distribution to be made under this
Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

J.       HEADINGS.

                  The headings used in this Plan are inserted for convenience only and neither constitutes a portion of this Plan nor in any manner affects the construction of the provisions of this Plan.

                                       87

K.       OTHER DOCUMENTS AND ACTIONS.

                  The Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.

L.       SEVERABILITY OF PLAN PROVISIONS.

                  If, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of this Plan, the Bankruptcy Court shall, with the consent of the
Debtors, have the power to interpret, modify or delete such term or provision
(or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of this Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

M.       NO WAIVER.

                  The failure of the Debtors or any other Person to object to any Claim for purposes of voting shall not be deemed a waiver of the Debtors' or the Reorganized Debtors' or the Creditor Trust's right to object to or examine such Claim, in whole or in part.

N.       EXEMPTION FROM SECURITIES LAWS.

                  All of the New Common Stock distributed pursuant to this Plan to Holders of Allowed Class 3 Claims are entitled to the benefits and exemptions provided by section 1145 of the Code. All of the Rights Offering Shares, including those issued to the Backstop Parties, if necessary, will be issued pursuant to the exemption from the registration requirements of the

                                       88

Securities Act provided by Section 4(2) thereof and/or the private placement exemption under Regulation D under the Securities Act, and not the exemptions provided by section 1145 of the Code. Accordingly, the Backstop Parties and any
Electing Holders who purchase Rights Offering Shares will be issued "restricted"
shares, such that the resale of such Rights Offering Shares, and, if applicable, the Backstop Parties, will have to be registered or will have to qualify for a separate exemption.

O.       POST-CONFIRMATION STATUS REPORT.

                  Within 180 days following the entry of the Confirmation Order, the Debtors or the Reorganized Debtors and the Trustee of the Creditor Trust
shall each File a separate status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on All Notice List. Unless otherwise ordered, further status reports shall be Filed every 180 days and served on the same entities.

P.       FINAL DECREE.

                  Once the Estates have been fully administered, as referred to in Bankruptcy Rule 3022, the Reorganized Debtors or another party, as the
Bankruptcy Court shall designate in the Confirmation Order, shall File a motion with the Bankruptcy Court to obtain a final decree to close the Cases.

Q.       NOTICE TO CERTAIN PARTIES

                  All notices and documents to be effective for the following parties shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                                       89

    IF TO THE REORGANIZED DEBTORS       Stutman, Treister & Glatt, Professional
                                        Corporation
                                        1901 Avenue of the Stars, 12th Fl.
                                        Los Angeles, California  90067-6013
                                        Attn: Robert A. Greenfield

    IF TO BACKSTOP PARTIES              Oaktree Capital Management, LLC
                                        333 South Grand Avenue, 28th Fl.
                                        Los Angeles, California  90071
                                        Attn: Jordon L. Kruse

                                        Whippoorwill Associates, Inc.
                                        11 Martine Avenue, 11th Fl.
                                        White Plains, New York  10606
                                        Attn: Steven K. Gendal

                                        with copies to:
                                        ---------------

                                        Milbank, Tweed, Hadley & McCloy LLP
                                        601 South Figueroa Street, 30th Fl.
                                        Los Angeles, California  90017
                                        Attn: Paul S. Aronzon

                                       90

    IF TO DDJ CAPITAL                    Akin Gump Strauss Hauer & Field LLP
    MANAGEMENT, LLC:                     590 Madison Avenue
                                         New York, New York  10022
                                         Attn: Michael Stamer

    IF TO OFFICE OF THE                  Office of United States Trustee
    U.S. TRUSTEE:                        111 South 10th Street, Rm 6.353
                                         St. Louis, Missouri
                                         63102 Attn: Leonora Long

                                       91

                                       X.

                              CONFIRMATION REQUEST
                              --------------------

                  The Debtors, OCM POF II and Whippoorwill, as Co-Proponents of
this Plan, hereby request confirmation of this Plan as a Cramdown Plan with respect to any impaired Class that does not accept this Plan or is deemed to have rejected this Plan.

PLAN PROPOSED BY:

FALCON PRODUCTS, INC., A DELAWARE
CORPORATION, for itself and for its affiliated
Debtors and Debtors In Possession.

By:      /s/ John S. Sumner, Jr.
      -----------------------------------------------------
         John S. Sumner, Jr., President

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.,

By:      Oaktree Capital Management, LLC, its general partner

         By: /s/  Stephen A. Kaplan
            -----------------------------------------------
         Stephen A. Kaplan, Principal

         By: /s/  Jordon L. Krus
            -----------------------------------------------
         Jordon L. Kruse, Vice President

WHIPPOORWILL ASSOCIATES, INC., as
agent for certain discretionary funds and accounts.

By:      /s/  David Strumwasser
      -----------------------------------------------------
         David Strumwasser, Principal

                                       92

PLAN PRESENTED BY:

By:      /s/  Robert A. Greenfield
      ----------------------------------------------------
         ROBERT A. GREENFIELD (Cal. state bar no. 39648)
         rgreenfield@stutman.com
         -----------------------
         EVE H. KARASIK (Cal. State bar no. 155356)
         ekarasik@stutman.com
         --------------------
         MARINA FINEMAN (Cal. state bar no. 193065)
         mfineman@stutman.com
         --------------------
         ANDREW M. PARLEN (Cal. state bar no. 230429)
         aparlen@stutman.com, Members of
         -------------------
         STUTMAN, TREISTER & GLATT
         PROFESSIONAL CORPORATION
         1901 Avenue of the Stars, 12th Floor
         Los Angeles, CA  90067
         Telephone (310) 228-5641
         Fax (310) 228-5788

By:               /s/  Mark V. Bossi
         ---------------------------------------
         MARK V. BOSSI (E.D. Mo. no. 2675)
         mbossi@thompsoncoburn.com
         -------------------------
         BRIAN W. HOCKETT (E.D. Mo. no. 498697)
         bhockett@thompsoncoburn.com
         ---------------------------
         THOMPSON & COBURN LLP
         One US Bank Plaza
         St. Louis, MO 63101

         Reorganization Counsel for the
         Debtors and Debtors In Possession

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                                TABLE OF CONTENTS

                                                                                                             PAGE(S)
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                                       i

                                       94

                  1.       Outstanding Falcon Interest Holders, Including Holders Of Old Falcon Common Stock And

                                       ii

                  2.       Limitation of Liability and Release by Debtors and Estates

                                       iii

                                       iv

                                        v

                                       vi